EXHIBIT 2.1

ASSET PURCHASE AGREEMENT

dated as of August 9, 2017,

among

MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC.,

ADVANCED PHOTONIX, INC.,

PICOMETRIX, LLC,

and, solely with respect to Section 8.14,

LUNA INNOVATIONS INCORPORATED

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

TABLE OF CONTENTS
1.DEFINITIONS.    1
2.PURCHASE AND SALE OF ASSETS; ASSIGNMENT AND ASSUMPTION OF LIABILITIES.    1
2.1.The Purchase and Sale; Assignment and Assumption.    1
2.2.Purchase Price    2
2.3.The Closing    2
2.4.Closing Deliveries    2
2.5.Working Capital Adjustment.    3
2.6.Consents.    5
2.7.Withholding    6
2.8.Escrow Amount.    6
2.9.Allocation Schedule    7
3.REPRESENTATIONS AND WARRANTIES REGARDING THE BUSINESS.    7
3.1.Organization    7
3.2.Power and Authorization    8
3.3.Authorization of Governmental Authorities    8
3.4.Noncontravention    8
3.5.Litigation; Compliance with Laws; Business Restrictions.    8

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EXHIBIT 2.1

3.6.Financial Statements.    10
3.7.Debt; Guarantees    11
3.8.Absence of Undisclosed Liabilities    11
3.9.Absence of Certain Developments    11
3.10.Title to and Condition of Assets.    12
3.11.Real Property    13
3.12.Products; Product Warranty and Liability    13
3.13.Environmental, Health and Safety Matters.    13
3.14.Intellectual Property & Information Technology.    14
3.15.Insurance    19
3.16.Employees.    20
3.17.Employee Benefits.    21
3.18.Permits    22
3.19.Contracts and Commitments.    22
3.20.Tax Matters    24
3.21.Interested Party Transactions    25
3.22.Propriety of Past Payments    25
3.23.Inventory    26

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

3.24.Customers, Suppliers and Vendors    26
3.25.No Brokers    26
3.26.No Other Representations    26
4.REPRESENTATIONS AND WARRANTIES OF THE BUYER.    27
4.1.Organization    27
4.2.Power and Authorization    27
4.3.Authorization of Governmental Authorities    27
4.4.Noncontravention    27
4.5.Sufficiency of Funds    27
4.6.Legal Proceedings    28
4.7.No Brokers    28
4.8.Independent Investigation    28
5.COVENANTS.    28
5.1.Transaction Expenses    28
5.2.Seller’s Release; Covenant not to Sue    28
5.3.Confidentiality    28
5.4.Publicity    29
5.5.Non-Competition and Non-Solicitation.    29

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EXHIBIT 2.1

5.6.Employment.    30
5.7.Transfer of Certain Funds Received Post-Closing    31
5.8.Prohibition on the Use of Name    32
5.9.Access to Records and Employees after Closing    32
5.10.Bulk Sales    32
5.11.Further Assurances    32
6.INDEMNIFICATION.    33
6.1.Indemnification by the Sellers.    33
6.2.Indemnity by the Buyer.    34
6.3.Time for Claims    34
6.4.Third Party Claims.    35
6.5.Insurance    37
6.6.Special Damages    37
6.7.Escrow Amount    37
6.8.Exclusive Remedies    37
6.9.Knowledge and Investigation    38
6.10.Tax Treatment    38
7.TAX MATTERS    38

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EXHIBIT 2.1

7.1.Tax Sharing Agreements    38
7.2.Certain Taxes and Fees    38
7.3.Rev. Proc. 2004-53    38
7.4.Cooperation on Tax Matters    38
7.5.Apportionment of Ad Valorem Taxes.    38
7.6.Tax Certificates.    39
8.MISCELLANEOUS    39
8.1.Notices    39
8.2.Succession and Assignment; No Third-Party Beneficiary    40
8.3.Amendments and Waivers    41
8.4.Entire Agreement    41
8.5.Counterparts    41
8.6.Severability    41
8.7.Headings    41
8.8.Construction    42
8.9.Governing Law    42
8.10.Jurisdiction; Venue; Service of Process.    42
8.11.Specific Performance    43

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EXHIBIT 2.1

8.12.Waiver of Jury Trial    43
8.13.Certain Rules of Construction    43
8.14.Parent Guarantee    44

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EXHIBIT 2.1

EXHIBITS
A    Certain Defined Terms
B    Financial Statements
C    Products
D    Escrow Agreement
E    License Agreement
F    Sublease

ANNEXES
IList of Retained Assets
II    Working Capital

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EXHIBIT 2.1

ASSET PURCHASE AGREEMENT
This Asset Purchase Agreement, dated as of August 9, 2017 (as amended or otherwise modified, the “Agreement”), is between MACOM Technology Solutions Holdings, Inc., a Delaware corporation (the “Buyer”), Advanced Photonix, Inc., a Delaware corporation (“API”), Picometrix, LLC, a Delaware limited liability company (“Picometrix” and, together with API, the “Sellers”), and, solely with respect to Section 8.14, Luna Innovations Incorporated, a Delaware corporation (“Luna”).
RECITALS
WHEREAS, the Sellers own and operate the Business; and
WHEREAS, the Sellers wish to sell and assign to the Buyer, and the Buyer wishes to purchase and assume from the Sellers, certain assets and liabilities specified herein which relate to the Business, in each case upon the terms and conditions set forth in this Agreement.
AGREEMENT
NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Buyer and the Sellers hereby agree as follows:

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EXHIBIT 2.1

1.DEFINITIONS.
Capitalized terms used in this Agreement but not defined herein shall have the meanings given to them in Exhibit A.
2.    PURCHASE AND SALE OF ASSETS; ASSIGNMENT AND ASSUMPTION OF LIABILITIES.
2.1.    The Purchase and Sale; Assignment and Assumption.
2.1.1    Purchase and Sale. Upon the terms and subject to the conditions contained herein, at the Closing, the Sellers will sell, assign, transfer, convey and deliver to the Buyer, and the Buyer shall purchase from the Sellers, the Acquired Assets, free and clear of any Encumbrances other than Permitted Encumbrances, in exchange for the payment of the Purchase Price (as may be adjusted pursuant to this Agreement) and the assumption by the Buyer of the Assumed Liabilities.
2.1.2    Retained Assets. The Retained Assets shall be excluded from the Acquired Assets to be sold, assigned, transferred, conveyed and delivered to the Buyer hereunder and shall be retained by the Sellers.
2.1.3    Assumed Liabilities. Upon the terms and subject to the conditions contained herein, at the Closing, the Buyer will assume, effective as of the Closing, the Assumed Liabilities and no other Liabilities of the Sellers or any other Person. No assumption by the Buyer of any of the Assumed Liabilities shall relieve or be deemed to relieve the Sellers from any Liability under this Agreement with respect to any representations, warranties, covenants or other agreements made by the Sellers to the Buyer.
2.1.4    Excluded Liabilities. The Buyer will not assume or perform any Liabilities of the Sellers not specifically assumed by the Buyer under Section 2.1.3, and the Sellers shall retain and satisfy, and perform as and when due, all Excluded Liabilities. In furtherance of the foregoing, the Sellers shall repay any Debt at or prior to the Closing as may be necessary to release or remove any Encumbrances (other than Permitted Encumbrances and Encumbrances with respect to Taxes which shall be paid in accordance with applicable Law and which shall be apportioned in accordance with Section 7.5) with respect thereto on the Acquired Assets.
2.2.    Purchase Price. The aggregate consideration payable by the Buyer to the Sellers for the Acquired Assets shall be (a) the assumption of the Assumed Liabilities by the Buyer and (b) $33,500,000 in cash (subject to adjustment pursuant to Section 2.5 and Section 2.8) (the amounts described in clause (b), the “Purchase Price”).
2.3.    The Closing. Subject to the terms and conditions of this Agreement, the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities (the “Closing”) will take place on the date hereof. The title, ownership, rights and interest of the Acquired Assets shall vest in the Buyer on the Closing Date.

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EXHIBIT 2.1

2.4.    Closing Deliveries. The parties shall take the actions set forth in this Section 2.4 at the Closing.
2.4.1    The Buyer will deliver (a) to the Sellers the Purchase Price, less the Escrow Amount, and (b) to the Escrow Agent the Escrow Amount, in each case by wire transfer of immediately available funds to the accounts designated in writing to the Buyer.
2.4.2    The Sellers will execute one or more bills of sale with respect to all personal property included in the Acquired Assets (the “Bills of Sale”) evidencing the parties’ intents and agreement of sale and purchase, transfer, assignment and assumption of such personal property included the Acquired Assets.
2.4.3    The Buyer and the Sellers will execute (a) an Assignment of Trademarks, (b) an Assignment of Patents, (c) an Assignment of Copyrights, (d) an Assignment of Other Intellectual Property (collectively, the “IP Assignments”), and (e) any other forms and documents required by the intellectual property offices of such jurisdiction for completing the assignment and recordation of the Owned IP.
2.4.4    The Buyer and the Sellers will execute one or more instruments of assignment and assumption with respect to the Assumed Liabilities, Transferred Contracts, Transferred Leases and Transferred Permits, and such other instruments as shall be reasonably requested by the Buyer or the Sellers to vest in the Buyer title in and to the Acquired Assets and to consummate the assumption by the Buyer of the Assumed Liabilities, in accordance with the provisions hereof (the “Assignment and Assumption Agreements”).
2.4.5    The Sellers shall deliver to the Buyer all books and records relating to the Business that are included in the Acquired Assets.
2.4.6    API shall deliver to the Buyer a certificate, in a form reasonably acceptable to the Buyer, dated as of the Closing Date, conforming to the requirements of Treasury Regulation Sections 1.1445-2(b)(2) and stating that API is not a foreign person for purposes of Section 1445 of the Code.
2.4.7    The Sellers shall deliver to the Buyer documentation evidencing the repayment of all Debt of the Business and the termination of all Encumbrances other than Permitted Encumbrances.
2.4.8    The Seller shall deliver to the Buyer the consents and approvals with respect to assignment of the Acquired Assets to the Buyer set forth on Schedule 2.4.8.
2.4.9    The Sellers shall deliver to the Buyer certificates of title or origin with respect to all Acquired Assets for which a certificate of title or origin is required to transfer the title to the Buyer.
2.4.10    The Buyer and the Sellers shall execute the Transition Services Agreement.
2.4.11    The Buyer and the Sellers shall execute the ETSA.

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EXHIBIT 2.1

2.4.12    The Buyer and the Sellers shall execute the Escrow Agreement.
2.4.13    The Buyer and the Sellers shall execute the License Agreement.
2.4.14    The Buyer and Picometrix shall execute the Sublease.
2.4.15    The Buyer and the Sellers shall execute such other certificates, instruments or documents required pursuant to the provisions of this Agreement or otherwise necessary or appropriate to transfer the Acquired Assets and the Assumed Liabilities in accordance with the terms hereof and to consummate the Contemplated Transactions, as may be required to give effect to this Agreement, and to vest in the Buyer and its successors and assigns full, complete, absolute, legal and equitable title to the Acquired Assets, free and clear of all Encumbrances (other than Permitted Encumbrances).
2.5.    Working Capital Adjustment.
2.5.1    Closing Balance Sheet and Closing Working Capital. Within ninety calendar days after the Closing Date, the Sellers shall prepare or cause to be prepared, and will provide to the Buyer, a balance sheet of the Business (the “Closing Balance Sheet”) as of close of business on the Closing Date (the “Adjustment Time”), together with a written statement setting forth in reasonable detail its proposed final determination of the Working Capital as of the Adjustment Time as reflected on the Closing Balance Sheet (the “Closing Working Capital Statement”). The Closing Balance Sheet and the Closing Working Capital Statement shall be prepared in accordance with GAAP and consistent with the Seller’s historical past practices (collectively, the “Accounting Principles”). Following the delivery of the Closing Balance Sheet and the Closing Working Capital Statement, the Buyer shall have, at its sole expense, reasonable access to the work papers used by the Sellers in the preparation of, and the personnel of the Sellers who participated in the preparation of, the Closing Balance Sheet and the Closing Working Capital Statement.
2.5.2    Dispute Notice. The Closing Balance Sheet and the Closing Working Capital Statement, and the determination of Working Capital thereon, shall be final, conclusive and binding on the parties unless the Buyer provides a written notice (a “Dispute Notice”) to the Sellers no later than the thirtieth calendar day after delivery of the Closing Balance Sheet and the Closing Working Capital Statement setting forth in reasonable detail any item on the Closing Balance Sheet and/or the Closing Working Capital Statement which the Buyer believes has not been prepared in accordance with this Agreement or the Accounting Principles and the amount the Buyer believes to be the correct amount for such item. Any item or amount to which no dispute is raised in the Dispute Notice shall be final, conclusive and binding on the parties.
2.5.3    Resolution of Disputes.
(a)    The Buyer and the Sellers shall attempt to resolve the matters raised in a Dispute Notice in good faith. Fifteen Business Days after delivery of the Dispute Notice, either the Buyer or the Sellers may provide written notice (an “Arbitration Notice”) to

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EXHIBIT 2.1

the other that it elects to submit the disputed items to nationally recognized independent accounting firm mutually agreeable to the Buyer and the Sellers (the “Neutral Arbitrator”). If the Sellers and the Buyer cannot agree on a Neutral Arbitrator within ten Business Days after an Arbitration Notice is provided, each of the Buyer and the Sellers shall promptly select an accounting firm and promptly cause such two accounting firms to mutually select a third independent accounting firm to act as the Neutral Arbitrator within twenty Business Days after such Arbitration Notice is provided. On the third Business Day following appointment of a Neutral Arbitrator, the Buyer shall submit the Closing Balance Sheet and Closing Working Capital Statement to the Neutral Arbitrator (if applicable, as amended following discussions with the Sellers) with a copy to the Sellers, and the Sellers shall submit the Dispute Notice (if applicable, as amended following discussions with the Buyer) to the Neutral Arbitrator with a copy to the Buyer.
(b)    The Neutral Arbitrator will promptly review only those items and amounts specifically set forth and objected to in the Dispute Notice submitted to it and resolve the dispute in accordance with the Accounting Principles; provided, however, that the Neutral Arbitrator will be limited to determining whether the position of the Buyer or the Sellers is, with respect to each specific unresolved item, more accurate and calculated in accordance with the Accounting Principles and, based on such determination, adopting either the position set forth by the Buyer or the position set forth by the Sellers with respect to each specific unresolved item. In resolving such disputes, the Neutral Arbitrator’s authority shall be limited to the correct nature and amount of each item remaining in dispute in accordance with the Accounting Principles, and any dispute among the parties regarding the interpretation of this Agreement and the terms hereof shall be resolved, including through appropriate judicial resolution if necessary, prior to the submission of the dispute to the Neutral Arbitrator. The Buyer and the Sellers must each be afforded an opportunity to provide a written submission in support of its position and to advocate for its position personally before the Neutral Arbitrator. Each of the parties to this Agreement agrees to use its commercially reasonable efforts to cooperate with the Neutral Arbitrator and to cause the Neutral Arbitrator to resolve any dispute as promptly as practicable and, in any event, no later than thirty Business Days after selection of the Neutral Arbitrator. The decision of the Neutral Arbitrator with respect to any such dispute will be final, conclusive and binding on the parties. The fees and expenses of the Neutral Arbitrator will be paid fifty-percent (50%) by the Sellers and fifty-percent (50%) by the Buyer.
2.5.4    Purchase Price Adjustment. Promptly, and in any event no later than the fifth Business Day after determination of the Final Working Capital:
(a)    If the Final Working Capital exceeds the Upper Working Capital Target, then the Buyer will pay an amount equal to such excess to the Sellers by wire transfer of immediately available funds, in each case to an account or accounts designated by the Sellers in writing.

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EXHIBIT 2.1

(b)    If the Final Working Capital is less than the Lower Working Capital Target, then the Sellers will pay an amount equal to such shortfall to the Buyer by wire transfer of immediately available funds, in each case to an account or accounts designated by the Buyer in writing.
Any payment required pursuant to this Section 2.5.4 will be paid within ten Business Days after the Closing Balance Sheet becomes final, binding and non-appealable pursuant to this Section 2.5, by wire transfer of immediately available funds to the account designated by the receiving party in writing at least two Business Days prior to the expiration of such ten Business Day period.
2.6.    Consents.
2.6.1    Notwithstanding anything in this Agreement to the contrary, this Agreement shall not constitute an agreement to assign or transfer any Transferred Contract, Transferred Lease, Transferred Permit or other Acquired Asset that is not assignable or transferable without the consent of any Person, other than the Sellers or the Buyer, to the extent that such consent shall not have been given prior to the Closing; provided, however, that the Sellers, at the Sellers’ expense, shall give all notices to any Governmental Authority or other Person that are necessary to effectuate the assignment and transfer, and shall use reasonable best efforts to obtain, and the Buyer shall use its reasonable best efforts to assist and cooperate with the Sellers in connection therewith, all necessary consents to the assignment and transfer thereof as promptly as possible, it being understood that none of the Buyer, the Sellers or any of their Affiliates shall be required to pay money to any third party (other than with respect to the Sellers’ expenses described above), commence any litigation or offer or grant any accommodation (financial or otherwise) to any third party. Upon obtaining the requisite third party consents thereto, such Transferred Contract, Transferred Lease, Transferred Permit and other Acquired Assets shall be transferred and assigned to the Buyer hereunder.
2.6.2    With respect to any Transferred Contract, Transferred Lease, Transferred Permit or other Acquired Assets that is not transferred or assigned to the Buyer at the Closing by reason of Section 2.6.1 (a “Nonassigned Asset”), after the Closing and until the requisite consent is obtained and the foregoing is transferred and assigned to the Buyer, the Sellers shall (or shall cause their Affiliates to) provide to the Buyer the benefits thereof (or substantially comparable benefits) and shall enforce, at the request of and for the account of the Buyer at the Buyer’s expense, any rights of the Sellers or their Affiliates arising thereunder against any Person, including the right to elect to terminate in accordance with the terms thereof upon the direction of the Buyer. To the extent the Buyer is provided with the benefits of any Nonassigned Asset, the Buyer shall perform, at the direction of the Sellers, the obligations of the Sellers or their Affiliates thereunder. Notwithstanding anything to the contrary set forth herein, to the extent that any Assumed Liability relates to any Nonassigned Asset, Sellers shall bear one hundred percent (100%) of any costs arising from such Assumed Liability until such Nonassigned Asset is transferred and assigned to the Buyer or the Buyer obtains all the benefits of such Nonassigned Asset under this Section 2.6.2.

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EXHIBIT 2.1

2.6.3    Without in any way limiting the Sellers’ obligations under Sections 2.6.1 or 2.6.2, or Buyer’s remedies, to the extent the Sellers cannot transfer and assign any of the Owned IP, or any portion thereof to the Buyer, as of the Closing, then the Sellers will assign and transfer such Owned IP to the Buyer at the first opportunity to do so. To the extent that any Owned IP cannot be assigned and transferred by the Sellers, then the Sellers hereby grant the Buyer an irrevocable, perpetual, worldwide, fully-paid up, royalty-free, exclusive license, with the right to sublicense through multiple tiers and to enforce, to make, have made, use, sell, offer to sell, import, export, improve, reproduce, distribute, perform, display, transmit, manipulate in any manner, create derivative works based upon, and otherwise practice, exploit or utilize in any manner the Owned IP. The Sellers shall cooperate with the Buyer in carrying out the provisions of this Section 2.6.3, including with the respect to the enforcement of the Buyer’s rights hereunder and, to the extent requested by the Buyer, the Sellers shall execute any appropriate instrument to give effect to this Section 2.6.3.
2.7.    Withholding. The Buyer and any other applicable withholding agent will be entitled to deduct and withhold from any amounts payable pursuant to this Agreement (and any other agreement entered into in connection with the Contemplated Transactions) any withholding Taxes or other amounts required under the Code or any applicable Law to be deducted and withheld. To the extent any such amounts are so deducted and withheld and properly paid over to the appropriate Governmental Authority or other appropriate Person, such amounts will be treated for all purposes of this Agreement (and any other agreement entered into in connection with the Contemplated Transactions) as having been paid to the Sellers or any other Person in respect of which such deduction and withholding was made.
2.8.    Escrow Amount.
2.8.1    On the Closing Date, the Buyer shall deliver to the Escrow Agent, as a deposit to the Escrow Fund, cash in an amount equal to the Escrow Amount from the Purchase Price for the purpose of securing the obligations of the Sellers under Section 6 of this Agreement. The Escrow Fund shall be held by the Escrow Agent in accordance with the terms of this Agreement and the terms of the Escrow Agreement. Any amount of the Escrow Amount that is not subject to then outstanding indemnification claims shall be released to the Sellers within five Business Days following December 15, 2018 (the “Escrow Release Date”).
2.8.2    Any income, gains, losses and expenses of the Escrow Fund shall be included by the Buyer as taxable income or loss of the Buyer, and any income and gains of the Escrow Fund shall be available to the Buyer as part of the Escrow Fund, but if not paid to the Buyer in connection with an indemnification claim in accordance with Section 6 shall ultimately be distributable to the Sellers in accordance with this Agreement and the Escrow Agreement. The Escrow Agent shall distribute to the Buyer forty percent (40%) of the taxable income on the Escrow Fund for each calendar quarter on or before the tenth (10th) calendar day after the end of such quarter (or, if earlier, the date on which all of the remaining Escrow Fund is disbursed to the Sellers), until such time as there is no cash or property in the Escrow Fund.

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EXHIBIT 2.1

2.9.    Allocation Schedule. No later than sixty (60) days following the Closing Date, the Buyer shall deliver to the Sellers an allocation of the purchase price (as determined for U.S. federal Tax purposes) among the Acquired Assets in accordance with the principles as indicated on Schedule 2.9 for all Tax purposes (the “Allocation Schedule”). In the event of any adjustment to the purchase price pursuant to the provisions of this Agreement, including in respect of an indemnification payment, the Buyer shall adjust the Allocation Schedule to reflect such adjustment or payment in accordance with the nature of each such adjustment or payment and in a manner consistent with Section 1060 of the Code, the regulations thereunder and the methodology reflected in the Allocation Schedule. The Buyer shall deliver the Allocation Schedule as so revised to the Sellers. The Allocation Schedule and any adjustment(s) thereto shall be final unless the Sellers object in writing within thirty (30) days of delivery of the Allocation Schedule or any adjustment(s) thereto. In the event of an objection, the Buyer and the Sellers shall work cooperatively to reach mutual agreement on the Allocation Schedule, or any adjustment(s) thereto. The Sellers and the Buyer and their respective Affiliates shall report, act and file all Tax Returns (including, but not limited to, Internal Revenue Service Form 8594) in all respects and for all purposes consistent with the Allocation Schedule (as such Allocation Schedule may be adjusted pursuant to this Section 2.9). Neither the Buyer nor the Sellers shall take any position in any Tax matter (whether in audit, Tax Returns, or otherwise with any Governmental Authority) that is inconsistent with such allocation unless required to do so by applicable Law.
3.    REPRESENTATIONS AND WARRANTIES REGARDING THE BUSINESS.
The Sellers, jointly and severally, hereby represent and warrant to the Buyer as follows:
3.1.    Organization. Each Seller is (a) duly organized, validly existing and in good standing under the laws of the State of Delaware and (b) is duly qualified to do business and in good standing in the jurisdictions where the nature of the activities conducted by it or the character of the property owned by it make such qualification necessary. The Sellers have delivered to the Buyer true, accurate and complete copies of the Organizational Documents of each Seller.
3.2.    Power and Authorization. The execution, delivery and performance by each Seller of this Agreement and each Ancillary Agreement to which such Seller is a party and the consummation of the Contemplated Transactions are within the power and authority of such Seller and have been duly authorized by all necessary action by such Seller. This Agreement and each Ancillary Agreement to which any Seller is a party (a) has been duly executed and delivered by such Seller and (b) is a legal, valid and binding obligation of such Seller, Enforceable against such Seller in accordance with its terms. Each Seller has the requisite power and authority necessary to own, lease, operate and use its assets and carry on the Business.
3.3.    Authorization of Governmental Authorities. Except as disclosed on Schedule 3.3, no action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by any Seller of this Agreement and each Ancillary Agreement to which any Seller is a party or (b) the consummation of the Contemplated Transactions by any Seller.

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3.4.    Noncontravention. Except as disclosed on Schedule 3.4, none of the execution, delivery or performance by any Seller of this Agreement or any Ancillary Agreement to which such Seller is party nor the consummation of the Contemplated Transactions will:
(a)    assuming the taking of any action by (including any authorization, consent or approval), or in respect of, or any filing with, any Governmental Authority, in each case, as disclosed on Schedule 3.3, violate any Law applicable to such Seller in any material respect;
(b)    result in a breach or violation of, or default under, any Material Contract in any material respect or provide any third party the right to terminate, modify, accelerate or otherwise alter any right or obligations under any Material Contract;
(c)    require any authorization, consent or approval of, or notice to, any Person;
(d)    result in the creation or imposition of a material Encumbrance upon, or the forfeiture of, any Acquired Asset; or
(e)    result in a breach or violation of, or default under, the Organizational Documents of such Seller.
3.5.    Litigation; Compliance with Laws; Business Restrictions.
3.5.1    There is no, and during the five (5) years prior to the date of this Agreement has not been any claim (whether or not commenced, brought, conducted or heard by or before, or otherwise involving, any Governmental Authority) or other action, suit, arbitration, mediation, audit, demand, hearing, petition, dispute, controversy, complaint, charge, inquiry, litigation, proceeding or administrative investigation (each, a “Legal Proceeding”) pending, or to the Sellers’ Knowledge, threatened, against the Sellers, to which any Seller is a party or concerning any of the Acquired Assets. No Seller is subject to any order, conciliation, settlement, stipulation, ruling, requirement, notice, legally imposed duty, directive, award, decree, judgment or other determination of any Governmental Authority (each, an “Order”), and there is no Order against the Sellers’ officers, directors, managers or employees or any equityholder of the Sellers (in its capacity as such) that could prevent, enjoin or materially alter or delay any of the transactions contemplated hereunder. The Sellers are in compliance with all Orders and applicable Laws (including common law), statutes, ordinances, rules, regulations, codes, agency requirements and Permits of any Governmental Authority or other authority having jurisdiction over it or over any part of its operations or assets. The Business is not subject to any Encumbrance, Permit or Contract that would prevent the continued operation of the Business after the Closing on substantially the same basis as operated prior to the Closing.
3.5.2    No Seller, nor, to the Sellers’ Knowledge, any employee, agent, Representative or independent contractor of a Seller has been (a) excluded from participation in any governmental program, (b) suspended or declared ineligible to participate in or voluntarily

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excluded from any program by any Governmental Authority, or (c) subject to any disciplinary or similar Legal Proceeding or other form of monitoring or review by any Governmental Authority, trade association, professional review organization, accrediting board or certifying agency based upon any alleged improper activity on the part of such Seller or such individual. No Seller has: (a) received a cure notice, show cause notice, stop work notice, or notice of any administrative, civil or criminal investigation or audit by any Governmental Authority alleging any violation of Law, (b) been threatened with termination for default, or (c) received a claim, demand or request for equitable adjustment by any of its vendors, suppliers or subcontractors, in each case relating to a Government Contract currently or formerly associated with the Business, and, to the Sellers’ Knowledge, no basis for any of the foregoing exists.
3.5.3    With respect to the Business, the Sellers have conducted their export transactions in accordance with applicable provisions of United States and other applicable export control Laws, including the Export Administration Act, the International Traffic in Arms Regulations (the “ITAR”) and the Export Administration Regulations (the “EAR”). Without limiting the foregoing, with respect to the Business (a) the Sellers have obtained all export licenses and other approvals required for its exports of Products, Software and technologies from any applicable jurisdiction; (b) the Sellers are in compliance with the terms of all applicable export licenses or other approvals; (c) there are no pending or, to the Sellers’ Knowledge, threatened claims or investigations against the Sellers with respect to such export licenses or other approvals; and (d) there are no actions, conditions or circumstances pertaining to the Sellers’ export transactions that may reasonably be expected to give rise to any future claims or investigations. Schedule 3.5.3 contains a true, complete and correct list of all Products related to the Business which have been shipped in the last five (5) years or are currently under development (noting those currently in development as such), indicating for each such Product its jurisdictional classification (i.e., whether such product is subject to the ITAR or the EAR), as well as its Export Control Classification Number or United States Munitions List (“USML”) Category, as applicable. With respect to the Business, all process technologies utilized by the Sellers in the manufacture of the Products to date or currently contemplated to be utilized by the Sellers in the future, whether owned, licensed, or obtained through supply agreements with third party providers (each, a “Seller Process Technology”), are commercial or dual-use technologies controlled by the EAR, and no Seller Process Technology is listed on the USML or otherwise controlled by the ITAR. In furtherance, and not in limitation, of the foregoing, no Seller Process Technology has been specifically designed, developed, configured, adapted or modified for a military, intelligence or space application.
3.6.    Financial Statements.
3.6.1    Financial Statements. Attached as Exhibit B are copies of each of the following:
(a)    the unaudited balance sheet of the Business as at June 30, 2016 (respectively, the “Most Recent Balance Sheet,” and the “Most Recent Balance Sheet Date”), December 31, 2016 and December 31, 2015, the related unaudited statements of income

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of the Business for (i) the fiscal year ended on the Most Recent Balance Sheet Date and (ii) the period from May 8, 2015, through December 31, 2016 (collectively, the “Unaudited Financials”); and
(b)    the unaudited balance sheet of the Business as at June 30, 2017 and the related unaudited statement of income of the Business for the six (6) months then ended (the “Interim Financials”, and together with the Unaudited Financials, collectively the “Financials”).
3.6.2    Compliance with GAAP, etc. Except as disclosed on Schedule 3.6.2, the Financials (a) are complete and correct in all material respects and were prepared in accordance with the books and records of the Sellers, (b) have been prepared in accordance with GAAP, consistently applied and (c) fairly present in all material respects the financial position of the Business as at the respective dates thereof and the results of the operations of the Business, cash flows and changes in financial position for the respective periods covered thereby.
3.6.3    Accounts Receivable. All accounts and notes receivable reflected in the Most Recent Balance Sheet have arisen in the Ordinary Course of Business, represent legal, valid, binding and Enforceable obligations owed to the Sellers and subject to (a) consistently recorded reserves for bad debts set forth on the Most Recent Balance Sheet, and (b) commercially reasonable efforts by the Buyer following the Closing to collect such accounts and notes receivable, have been, or will be, collected or are, or will be, collectible in the aggregate recorded amounts thereof in accordance with their terms and, to the Sellers’ Knowledge, will not be subject to any contests, claims, counterclaims or setoffs.
3.7.    Debt; Guarantees. The Sellers have no Liabilities in respect of Debt relating to the Business except as set forth on Schedule 3.7. For each item of Debt relating to the Business, Schedule 3.7 correctly sets forth the debtor, the principal amount of the Debt as the date of this Agreement, the creditor, the maturity date and the collateral, if any, securing the Debt. With respect to the Business, the Sellers have no Liability in respect of a Guarantee of any Liability of any other Person.
3.8.    Absence of Undisclosed Liabilities. The Sellers have no Liabilities with respect to the Business required to be reflected on a balance sheet prepared in accordance with GAAP except for (a) Liabilities set forth on the face of the Most Recent Balance Sheet, or specifically disclosed in the notes thereto, (b) Liabilities incurred in the Ordinary Course of Business since the Most Recent Balance Sheet Date (none of which results from, arises out of, or relates to any breach or violation of, or default under, a Contract or Law) and (c) Liabilities that are Excluded Liabilities.
3.9.    Absence of Certain Developments. Since the date of the Interim Financials, the Business has been conducted in the Ordinary Course of Business and, with respect to the Business, except for the matters disclosed Schedule 3.9:

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(a)    The Sellers have not entered into, or performed, any transaction with, or for the benefit of, any Affiliates of the Sellers (other than payments made to officers, directors and employees in the Ordinary Course of Business);
(b)    There has been no material loss, destruction, damage or eminent domain taking (in each case, whether or not insured) affecting the Business or any Acquired Asset;
(c)    Other than in the Ordinary Course of Business, the Sellers have not (i) increased the Compensation owed, payable or paid, whether conditionally or otherwise, to any Business Service Provider or Former Business Service Provider, (ii) made any material loan or advance to any Business Service Provider or Former Business Service Provider or forgiven or discharged in whole or in part any material loan or advance to any such Person; or (iii) hired or engaged, or terminated the employment or engagement of, any Business Service Provider or Former Business Service Provider.
(d)    The Sellers have not entered into or amended any agreement or contract providing for the employment or engagement or termination thereof of any Person on a full-time or part-time basis, as an employee, independent contractor or otherwise providing Compensation to any Business Service Provider or Former Business Service Provider;
(e)    The Sellers have not (i) made any material change in their methods of accounting or accounting practices (including with respect to reserves) or (ii) changed their policies or practices with respect to paying payables or billing and collecting receivables;
(f)    The Sellers have not terminated or closed any facility, business or operation;
(g)    The Sellers have not written up or written down any Acquired Asset, or revalued their Inventory;
(h)    Except in the Ordinary Course of Business, the Sellers have not entered into or consented to the sale, assignment, license, conveyance or transfer to any third party of any tangible or intangible assets (including any Intellectual Property) of the Business;
(i)    The Sellers have not failed to pay any fee or otherwise take any reasonable action necessary to maintain and protect its right, title and interest in and to the Owned IP, including in response to any actions taken by a Governmental Authority;

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(j)    The Sellers have not received any notice from any third party (including any manufacturing party) that such third party is the owner or purported owner of any Owned IP or that any Owned IP is invalid, unenforceable or has been misused;
(k)    Except as disclosed on Schedule 3.11.2, the Sellers have not entered into, amended or terminated any lease or sublease of real property or any renewals thereof in connection with the Business;
(l)    No event or circumstance has occurred which constitutes a Material Adverse Effect; and
(m)    The Sellers have not entered into any Contract or agreement to do any of the things referred to elsewhere in this Section 3.9.
3.10.    Title to and Condition of Assets.
3.10.1    The Sellers have good and valid title to, a valid leasehold interest in or a valid license to use, all of the Acquired Assets, free and clear of all Encumbrances other than Permitted Encumbrances.
3.10.2    With the exception of the Services (as defined in and contemplated by the ETSA), the services described in the schedules of the Transition Services Agreement and the Retained Assets listed on Schedule 3.10.2, the Acquired Assets constitute all of the properties and assets necessary to operate the Business in substantially the same manner as operated by the Sellers during the 12 months immediately preceding the date hereof. Each Acquired Asset that is tangible personal property is free from material defects, patent and latent, has been maintained in accordance with normal and applicable industry practice, is in good operating condition and repair, subject to normal wear and tear, and is suitable and sufficient for the purposes for which it is used, held for use and presently proposed to be used. To the Sellers’ Knowledge, there are no facts or conditions that, individually or in the aggregate, materially interfere with the current use and operation of the Acquired Assets.
3.11.    Real Property.
3.11.1    Schedule 3.11.1 sets forth a true and complete list of each parcel of real property owned by the Sellers relating to the Business (the “Seller Owned Real Property”). The Sellers have good and clear, record and marketable fee simple title in and to all of the Seller Owned Real Property, free and clear of all Encumbrances, including any Contract granting any other Person the right of use or occupancy of the Seller Owned Real Property. There is no pending or threatened condemnation, requisition or taking proceeding, lawsuit, or administrative action relating to any Seller Owned Real Property or other matter which would adversely affect the use, occupancy or value thereof.
3.11.2    Except as otherwise set forth on Schedule 3.11.2, the Sellers are not party to any Real Property Lease. There is no purchase option, right of first refusal, first option or other right held by the Sellers with respect to, or any real estate or building affected by, any Real

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Property Lease that is not contained within such Real Property Lease. There is no forbearance arrangement in effect with respect to any Real Property Lease. The Sellers have not given any Person any estoppel certificate or similar instrument that would preclude assertion of any claim under any Real Property Lease, affect any right or obligation under any Real Property Lease or otherwise be binding upon any successor to the Sellers’ position under any Real Property Lease. The Sellers have not exercised any option or right to terminate, renew or extend or otherwise affect any right or obligation of the tenant under any Real Property Lease or to purchase the real property subject to any Real Property Lease.
3.12.    Products; Product Warranty and Liability. Except as set forth on Schedule 3.12, all Products have conformed in all material respects with all applicable Contracts and all applicable express and implied warranties, the published product specifications of the Business and all regulations, certification standards and other requirements of any applicable Governmental Authority or third party, and the Sellers have no Liability for replacement or repair thereof or other damages in connection therewith. There are no defects in the design or technology (including any Seller Process Technology) embodied in any Products that impair or are likely to impair the intended use of such Products. All Products are subject to standard terms and conditions of sale, license, lease or delivery (the “Standard Product Terms”), true, complete and correct copies of which have been delivered to Buyer and contain all applicable guaranty, warranty and indemnity provisions. No Product is subject to any guaranty, warranty or other indemnity beyond the applicable Standard Product Terms. The Sellers have no Liability for any injury to individuals or property as a result of the ownership, lease, license, delivery, possession, sale, distribution, resale or use of any Product.
3.13.    Environmental, Health and Safety Matters.
3.13.1    Sellers and their predecessors and Affiliates and the Business are, and for the past five (5) years have been, in compliance in all material respects with all Environmental, Health and Safety Requirements. Neither the Sellers nor any of their Affiliates has received any notice, report or other information regarding any actual or alleged violation or breach of any Environmental, Health and Safety Requirement or any investigatory, remedial, corrective action or other Liabilities arising under any Environmental, Health and Safety Requirement. The Sellers have furnished to the Buyer all environmental audits and reports relating to the past and current properties, facilities and operations of the Business.
3.13.2    Except as otherwise set forth with particularity in the Phase I environmental site assessment made available by the Sellers to the Buyer, none of the following exists or formerly existed at any property or facility owned or operated in respect of the Business: (a) underground storage tanks; (b) asbestos-containing material in any form or condition; (c) materials or equipment containing polychlorinated biphenyls; or (d) landfills, surface impoundments or disposal areas. With respect to the Business, neither the Sellers nor any predecessor or Affiliate of the Sellers has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, manufactured, distributed or released any substance, including any Hazardous Substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) so as to give rise

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to any current or future Liabilities, including any Liability for fines, penalties, investigative costs, response costs, cleanup costs, corrective action costs, personal injury, property damage, natural resources damages or attorneys’ fees pursuant to any Environmental, Health and Safety Requirements. The Sellers have not assumed, undertaken or otherwise become subject to any Liability relating to the Business, including any obligation for corrective or remedial action, of any other Person relating to Environmental, Health and Safety Requirements. Neither the Sellers (in respect of the Business) nor the Business has any ongoing obligations pursuant to any consent decree or other agreement or order resolving or settling any alleged violation of or Liability under any Environmental, Health and Safety Requirement.
3.13.3    Neither this Agreement nor the consummation of the transactions contemplated herein would reasonably be expected to result in any obligation for site investigation or cleanup, or notification to or consent of any Governmental Authority or third parties, pursuant to any of the so-called “transaction-triggered” or “responsible property transfer” Environmental, Health and Safety Requirements.
3.14.    Intellectual Property & Information Technology.
3.14.1    Except as disclosed on Schedule 3.14.1, the Sellers solely and exclusively own all legal, equitable and beneficial right, title and interest in and to the Owned IP. The Sellers have not received notice of any allegation, claim or potential claim (a) challenging its sole and exclusive ownership of any Owned IP or (b) suggesting that any other Person has any claim of legal, equitable or beneficial ownership thereto or that any Owned IP is invalid, unenforceable or has been misused. Except as disclosed on Schedule 3.3, no Owned IP is subject to any outstanding or effective Order or Contract restricting the use, practice, licensing or exploitation thereof by the Sellers or restricting the sale, transfer or assignment thereof by the Sellers. Except as disclosed on Schedule 3.3, no funding, facilities or personnel of any educational institution or Governmental Authority were used, directly or indirectly, to develop or create, in whole or in part, any Owned IP.
3.14.2    The Sellers lawfully own, or otherwise have sufficient rights to, all Seller IP, and such Seller IP is all of the Intellectual Property that is required to conduct the Business in the manner in which it is currently being conducted. All Seller IP is free and clear of any Encumbrances. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will not (a) result in the loss or impairment of any Seller IP, including the use, practice and exploitation of any Seller IP in the same manner in which it is currently being used, practiced or otherwise exploited by the Sellers or (b) give rise to any right of any Person to terminate any rights under any Inbound License or exercise any new or additional rights under any Seller IP.
3.14.3    Neither the Products (including use of the Products in a manner for which they were designed) nor the conduct of the Business in the manner in which it is currently being conducted interferes with, infringes, misappropriates or violates any Intellectual Property Rights of any Person. The Sellers have not received any charge, complaint, claim, demand, notice or other communication alleging any such infringement, misappropriation or violation

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(including any notice that the Sellers must license or refrain from using any Intellectual Property of any other Person), and there is no basis therefor. To the Sellers’ Knowledge, no Person has interfered with, infringed upon, misappropriated or violated any Seller IP.
3.14.4    Schedule 3.14.4 identifies: (a) each item of Registered IP (and for each such item, the full legal name of the owner/applicant of record, the jurisdiction in which it exists, the application or registration number, and the date of application, registration or issuance, as applicable, and all upcoming due dates and filing deadlines up to and including the date that is 12 months after the date hereof) and (b) all domain names owned or used by the Sellers in the Business (and for each such domain name, the full legal name of the owner and registrar of record). All Registered IP (1) is in full force and effect, (2) is valid, subsisting and enforceable, (3) has not been abandoned, passed into the public domain or permitted to lapse and (4) has been obtained and maintained in compliance with all Laws.
3.14.5    Schedule 3.14.5 identifies each (a) Inbound License (excluding commercially available, off-the-shelf licenses for Software with an acquisition cost of less than $5,000 (or for access rights a fee of less than $5,000 per year), other than licenses for Open Source Materials) and (b) Outbound License. The Sellers have delivered to the Buyer true, complete and correct copies of all IP Licenses. All IP Licenses are valid, binding and enforceable against all parties thereto, and there is no outstanding or threatened dispute or disagreement with respect to any IP License. There exists no event or condition that does or will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default under, any IP License by the Sellers or, to the Sellers’ Knowledge, any other party thereto. Except as disclosed on Schedule 3.14.5, the Sellers do not owe any material royalties or other material payments to any Person for the use of Seller IP.
3.14.6    Schedule 3.14.6 lists all Software owned by the Sellers or exclusively licensed to the Sellers. Except as disclosed on Schedule 3.14.6, no source code for any Software that is owned by the Sellers or exclusively licensed to the Sellers have been delivered, licensed, or is subject to any source code escrow, delivery or similar obligation, whether contingent or otherwise, by the Sellers to any third party. The source code for all Software owned by the Sellers has been documented in a professional manner that is both (a) consistent with customary code annotation conventions and best practices in the software industry and (b) sufficient to independently enable a programmer of reasonable skill and competence to understand, analyze and interpret program logic, correct errors and improve, enhance, modify and support such Software. Except as disclosed on Schedule 3.14.6, no Open Source Materials are contained in, distributed with or used in the operation, support, development or compilation of, any Products.
3.14.7    Schedule 3.14.7 identifies (a) each Product and (b) any other Seller IP material to the conduct of the Business that is not otherwise identified in Schedule 3.14.4 Schedule 3.14.5 or Schedule 3.14.6.
3.14.8    Schedule 3.14.8 identifies each standards-setting organization, university or industry body, consortium, other multi-party special interest group and any other collaborative or other group in which the Sellers or any of their Affiliates is currently

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participating, or in which the Sellers or any of their Affiliates have participated in the past or applied for future participation in, including any of the foregoing that may be organized, funded, sponsored, formed or operated, in whole or in part, by any Governmental Authority, in all cases, to the extent related to the Seller IP, and a listing and description of the membership agreements and other Contracts, bylaws, policies, rules and similar materials relating to such organizations, bodies and other groups, to which the Sellers or any of their Affiliates is bound, true, complete and correct copies of which have been delivered to the Buyer. Neither the Sellers nor any of their Affiliates is bound by, or has agreed to be bound by, any Contract, bylaw, policy, or rule of any Person that requires or purports to require the Sellers or any of their Affiliates (or, following the Closing Date, the Buyer or any of its Affiliates) to contribute, disclose or license any Intellectual Property to such Person or its other members.
3.14.9    Each current and former employee, officer, director, manager, consultant and contractor of the Sellers who is or has been involved in the development (alone or with others) of any Seller IP by or for the Sellers, or has or previously had access to any Trade Secrets, including Software source code, has executed a written, valid and enforceable Contract that (a) irrevocably and presently assigns to the Sellers, without an obligation of additional payment, sole ownership of and all right, title and interest in and to any such Seller IP and (b) reasonably protects such Trade Secrets. True, complete and correct copies of such Contracts have been delivered to the Buyer. The Sellers do not owe any Compensation or remuneration to any current or former employee, officer, director, manager, consultant or contractor of the Sellers in relation to any Seller IP, apart from their standard compensation. There is no Seller IP that is owned by a current or former employee, officer, director, manager, consultant or contractor of the Sellers.
3.14.10     In each case in which the Sellers have acquired ownership (or claimed or purported to acquire ownership) of any Owned IP from any Person (including any employee, officer, director, manager, consultant or contractor of the Sellers), the Sellers have obtained a valid and enforceable assignment sufficient to irrevocably and presently assign sole ownership of and all rights with respect to such Owned IP to the Sellers. All assignments of such Owned IP that are or may be required to be filed or recorded for such assignment to be valid or effective against bona fide purchasers without notice of such assignment have been duly executed and filed or recorded with the U.S. Patent and Trademark Office or the U.S. Copyright Office, as applicable, and any other applicable Governmental Authority. True, complete and correct copies of such assignments have been delivered to the Buyer.
3.14.11     All Patents are in compliance with all Laws, including payment of correct filing, examination and maintenance fees and proofs of working or use. All maintenance fees, annuities and the like due or payable on the Patents have been timely paid through the Closing Date. No Patent has been or is now involved in any interference, reissue, reexamination, opposition, post-grant review, derivation, or similar proceeding in the U.S. Patent and Trademark Office or any other Governmental Authority, and no such action has been threatened. Except as disclosed on Schedule 3.14.11, the Sellers have the sole, unrestricted right to sue for past, present and future infringement of its Patents and to recover

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CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

damages, costs and other remedies with respect thereto. Neither Seller nor its Affiliates owns or controls any patent or patent application that would be infringed by the Business or any Product other than the Patents. There are no existing Contracts, proposals, bids, offers or rights with, to or in any Person to acquire any right, title or interest in or to the Patents or related patent rights, whether implied or express, written or oral. Apart from any Outbound Licenses, no right, authorization, license, covenant, immunity, release, standstill or waiver has been granted or retained under the Patents or related patent rights (whether by the Sellers, any prior owner or any other Person), whether implied or express, written or oral, and there is no obligation imposed by or commitment made to a standards body, standard-setting organization or standards development organization to license or grant any rights to any of the Patents. None of the Outbound Licenses or other rights is exclusive or transferable, includes the right to grant sublicenses or is subject to any compulsory license. The Buyer is not and will not be or become subject to any covenant not to sue, release or similar limitation on its enforcement or enjoyment of the Patents as a result of any action taken or not taken by the Sellers or any prior owner of any Patents. Neither the Sellers, nor, to the Sellers’ Knowledge, any prior owner of any Patent, has engaged in any conduct, or omitted to perform any necessary act, the result of which would invalidate any of the Patents or hinder their enforcement, including misrepresenting the Sellers’ patent rights to a standard-setting organization or failing to disclose material prior art in connection with the prosecution of any Patent. Except as disclosed on Schedule 3.14.11, there are no patents that claim priority over or otherwise relate to the subject matter of the Patents that have been abandoned or withdrawn by the Sellers or any prior owner thereof. If any Patent is subject to a terminal disclaimer under 37 C.F.R. § 1.321, then all patents subject to the terminal disclaimer are included in the Patents.
3.14.12        Any mask works that are included in the Seller IP were (a) developed solely by employees of the Sellers acting within the scope of their employment who irrevocably and presently assigned any Intellectual Property Rights that they may have in or to such mask works to the Sellers pursuant to valid and enforceable written Contracts, or (b) developed by independent contractors who irrevocably and presently assigned any Intellectual Property Rights that they may have in or to such mask works to the Sellers pursuant to valid and enforceable written Contracts. No such mask works contain any design, documentation or other Intellectual Property that is owned (or claimed to be owned) by any Person other than the Sellers. True, complete and correct copies of documents relating to such mask works have been delivered to the Buyer.
3.14.13        (a) The Sellers have taken all necessary, appropriate and reasonable measures in accordance with Law to protect and preserve their rights in the Seller IP and to safeguard and maintain the secrecy and confidentiality of all of its Trade Secrets; (b) the Sellers have only disclosed Trade Secrets pursuant to the terms of a valid and enforceable Contract that requires the Person receiving such Trade Secrets to reasonably protect and not disclose such Trade Secrets; and (c) there has been no disclosure by the Sellers or, to the Sellers’ Knowledge, any of their employees, officers, directors, managers, consultants or contractors of any Trade Secrets that would compromise the confidentiality of such Trade Secrets or their status or protectability under applicable Law. To the Sellers’ Knowledge,

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

there has been no misappropriation of any Trade Secrets by any Person or any breach of any obligation of confidentiality owed to the Sellers with respect to any Trade Secrets. The Sellers are in compliance with all Contracts relating to third party Trade Secrets to which the Sellers are party.
3.14.14        The Sellers have (a) complied with all Laws relating to data privacy, data protection and data security, including with respect to the collection, storage, transmission, transfer (including cross-border transfers), disclosure, destruction and use of Personally Identifiable Information; and (b) taken commercially reasonable measures to ensure that all data and information owned or held by the Sellers (including any Personally Identifiable Information) (collectively “Seller Data”) is protected against loss, damage and unauthorized access, use, modification or other misuse. To Sellers’ Knowledge, there has been no loss, damage or unauthorized access, use, modification or other misuse of any Seller Data. No Person has provided any notice, made any claim or commenced any Legal Proceeding with respect to loss, damage or unauthorized access, use, modification or other misuse of any Seller Data and, to Sellers’ Knowledge, there is no reasonable basis for any such notice, claim or Legal Proceeding.
3.14.15     All Software that constitutes Seller IP is substantially free of any material defects, bugs and errors, and does not contain any disabling software, code or instructions, spyware, Trojan horses, worms, viruses or other software routines that permit or cause unauthorized access to, or disruption, impairment, disablement or destruction of, Software, data or other materials (“Contaminants”).
3.14.16     The computer, information technology and data processing systems, facilities and services used by the Sellers in connection with the Business, including all Software, hardware, firmware, networks, communications facilities, platforms, servers, interfaces, applications, websites and related systems and services used or planned to be used by the Sellers (collectively, the “Systems”), are sufficient for the needs of the Business. The Systems are in good working condition to effectively perform all computing, information technology and data processing operations necessary for the operation of the Business in the manner in which it is currently being conducted. The Sellers have taken all commercially reasonable steps and implemented commercially reasonable safeguards to attempt to ensure that the Systems are substantially free from Contaminants. There has been no failure, breakdown or substandard performance of any Systems during the 12 months immediately preceding the date hereof that has caused a material disruption or interruption in or to any use of the Systems or the operation of the Business. The Sellers make back-up copies of data and information critical to the conduct of the Business at least once every day and conduct periodic tests (no less frequent than annually) to ensure the effectiveness of such back-up systems.
3.14.17     Apart from the Outbound Licenses disclosed on Schedule 3.14.17, there is no Contract, Order or other provision or requirement that obligates the Sellers to grant any license, covenant not to sue, immunity, release or right in the future with respect to any Seller IP. Neither the execution, delivery or performance of this Agreement by the Sellers,

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

nor the consummation of the transactions contemplated hereby or thereby, with or without notice or lapse of time, will result in or give any other Person the right or option to cause or declare (a) a loss or impairment of, or Encumbrance on, the release, disclosure, or delivery to any other Person of, or the grant, assignment or transfer to any other Person of any title to or any license or other right or interest under, to or in any Seller IP (including any source code to any Software owned, licensed, or leased by, or otherwise used in the business of, the Sellers) or any Intellectual Property owned or held by the Buyer or any of its Affiliates (including, from and after the Closing, the Sellers); (b) a breach or modification of or default under any IP License; (c) the Buyer or any of its Affiliate (including, from and after the Closing, the Sellers) to be (1) bound by any non-compete obligation or other restriction on the operation of any business by the Buyer or any of its Affiliates (including, from and after the Closing, the Sellers) or (2) obligated to pay any incremental royalties or other amounts, offer any incremental or other discounts, or be bound by any incremental or other “most favored pricing” terms to any third party. As used in this Section 3.14.17, an “incremental” royalty, amount, discount or “most favored pricing” term refers to a royalty, amount, discount or “most favored pricing” term, as applicable, in excess, whether by contractual term, contractual rate or scope, of those obligations that would have been required to be offered or granted, as applicable, had this Agreement or the transactions contemplated hereby or thereby not been executed or consummated, as applicable. Each item of Seller IP owned or exploited by the Sellers immediately prior to the Closing will be owned or available for exploitation by the Buyer on identical terms and conditions immediately after the Closing, apart from any license back granted by the Buyer to the Sellers in connection with this Agreement.
3.15.    Insurance. Schedule 3.15 sets forth a true and complete list of all current policies or binders of fire, liability, product liability, umbrella liability, real and personal property, workers’ compensation, vehicular, fiduciary liability and other casualty and property insurance maintained by the Sellers or their Affiliates relating to the Business, the Acquired Assets or the Assumed Liabilities (the “Insurance Policies”). The Insurance Policies provide coverage of the type and in the amounts customarily carried by Persons conducting businesses or owning properties and assets similar to those of the Business.
3.16.    Employees.
3.16.1    Schedule 3.16.1 sets forth a true, complete and correct list of all Business Service Providers as of the date hereof, including each such Business Service Provider’s title, status as an employee or independent contractor, date of hire or engagement, current base salary or wages, and if applicable, current classification status as an exempt or non-exempt, visa status (including type of visa), and current commission, bonus or any other Compensation opportunities. None of the Sellers nor any of their Affiliates is a party to, or is bound by, any collective bargaining agreement or other agreement with a Union, and no such agreement is being negotiated. None of the Sellers nor any of their Affiliates has, within the past three years, experienced any pending or, to the Sellers’ Knowledge, threatened strike, work slowdown, work stoppage, lockout, picketing or grievance, claim of unfair labor practices, or other collective bargaining or other labor dispute arising from or relating to any Business

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

Service Provider or former Business Service Provider. No Business Employee is represented by a Union. There is no organizational effort presently being made or, to the Sellers’ Knowledge, threatened by or on behalf of any Union with respect to the Business Employees, and there have been no such efforts for the past three years. No petition has been filed or proceedings instituted by or on behalf of any Business Employee or group of Business Employees with any labor relations board or other Governmental Authority seeking recognition of a bargaining representative. None of the Sellers nor any of their Affiliates has received notice or any other communication from any Governmental Authority or other Person regarding any violation or alleged violation of any Law relating to hiring, recruiting, employing of (or continuing to employ) anyone not authorized to work in the United States, as applicable, and a Seller or its Affiliate, as applicable, has in its files a Form I-9 that is validly and properly completed in accordance with Law for each Business Employee with respect to whom such form is required under Law. There are no part-time or full-time employees, officers, directors or independent contractors of any Affiliates of the Sellers who are employed or engaged in connection with, or perform services for the benefit of, the Business.
3.16.2    The Sellers and their Affiliates are, and for the past five (5) years have been, in compliance in all material respects with all Laws with respect to employment, employment practices and terms and conditions of employment, including, without limitation, with respect to discrimination, harassment or retaliation in employment, pay, pay equity, withholdings, terms and conditions of employment, pay rates, termination of employment, wages, hours, overtime pay, unemployment compensation benefits, worker’s compensation, vacation, occupational safety and health, employee whistle-blowing, immigration, data protection, employee privacy, employment practices and classification of employees, consultants and independent contractors. The Sellers have not engaged in any unfair labor practice, as defined in the National Labor Relations Act or similar Law. There are no charges, complaints, grievances, disciplinary matters or controversies pending or, to the Sellers’ Knowledge, threatened, between the Sellers or any Affiliates and any Business Service Provider or Former Business Service Provider. The Sellers and their Affiliates have not received written notice from any Governmental Authority responsible for the enforcement of employment Laws indicating its intent to conduct an investigation or that any such investigation is in progress and, to the Sellers’ Knowledge, no Governmental Authority is conducting or is planning to conduct such an investigation.
3.16.3    To the Sellers’ Knowledge, no Business Service Provider or Former Business Service Provider is in violation of any term of any contract with respect to employment, engagement, invention assignment, patent disclosure, or non-competition, non-solicitation or any other restrictive covenant. To the Sellers’ Knowledge, no executive Business Employee, key Business Employee or group of Business Employees has given notice of termination of employment or otherwise disclosed plans to terminate employment with the Sellers or any of their Affiliates or Buyer within the twelve month period following the date hereof. No executive or key Business Employee is employed under a non-immigrant work visa or other work authorization that is limited in duration.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

3.17.    Employee Benefits.
3.17.1    Schedule 3.17.1 sets forth a true, complete and correct list of all material Employee Benefit Plans.
3.17.2    The Sellers have made available to the Buyer with respect to each material Employee Benefit Plan (to the extent applicable): (a) all documents embodying such Employee Benefit Plan (including all amendments thereto) or a written summary of the material terms thereof if not written; and (b) the most recent determination or opinion letter, as applicable, issued by the IRS with respect to such Employee Benefit Plan.
3.17.3    With respect to each Employee Benefit Plan: (a) such Employee Benefit Plan is, and at all times since inception has been, maintained, administered, operated and funded in all material respects in accordance with its terms and in compliance with all Laws, including ERISA and the Code; (b) all material contributions, premiums and other payments due or required to be paid with respect to any Business Employee or otherwise with respect to) such Employee Benefit Plan have been paid in full; and (c) the Sellers have not incurred, and to the Sellers’ Knowledge, there exists no condition or set of circumstances in connection with which the Sellers or any of their ERISA Affiliates could incur, directly or indirectly, any material Tax, penalty, fine, Liability or expense under ERISA, the Code or any other Law, or pursuant to any indemnification or similar agreement, with respect to such Employee Benefit Plan.
3.17.4    Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and its related trust or group annuity contract is exempt from taxation under Section 501(a) of the Code. Each such Employee Benefit Plan is the subject of an unrevoked favorable determination or opinion letter from the IRS and, to the Knowledge of the Sellers, nothing has occurred, or could reasonably be expected to occur, that could adversely affect such qualification or exemption.
3.17.5    There are no audits, investigations, actions, suits or claims (other than routine claims for benefits) pending or, to the Sellers’ Knowledge, threatened with respect to any Employee Benefit Plan.
3.17.6    Neither the Sellers nor any ERISA Affiliate sponsors, maintains or contributes to or within the past six (6) years has sponsored, maintained or contributed to (or been obligated to sponsor, maintain or contribute to), or has or could have any Liability with respect to: (a) any “multiemployer plan,” as defined in Section 3(37) of ERISA; (b) any multiple employer plan as defined in Section 413(c) of the Code; (c) any plan that is subject to Section 302 of ERISA, Title IV of ERISA or Section 412 of the Code; (d) any “multiple employer welfare arrangement,” as defined in Section 3(40) of ERISA; or (e) any employee benefit plan, program, policy or arrangement covering Business Service Providers or Former Business Service Providers outside of the United States or subject to the Laws of any jurisdiction other than the United States.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

3.17.7    No Employee Benefit Plan provides life insurance, medical or other welfare benefits to any Business Service Provider or Former Business Service Provider (or any dependent or beneficiary thereof) after his or her retirement or other termination of employment or service, except to the extent required by Section 4980B(f) of the Code and Part 6 of Subtitle B of Title I of ERISA or as would not result in Liability to the Buyer or any of its Affiliates.
3.17.8    No amount payable under any Employee Benefit Plan and no payment or benefit paid or provided, or that may be paid or provided, to any Business Service Provider or Former Business Service Provider, will constitute an “excess parachute payment” for purposes of Section 280G or Section 4999 of the Code. No Business Service Provider or Former Business Provider is entitled to any “gross up,” indemnity payment or other compensation with respect to any Taxes or interest imposed under Section 4999 of the Code.
3.17.9    Neither the execution and delivery of this Agreement by the Sellers nor the consummation of the transactions contemplated hereby (either alone or upon the occurrence of any other event) will (a) result in the payment of any severance, retention, or change of control payments or benefits or increase the amount of Compensation payable to any Business Service Provider or Former Business Service Provider, or (b) result in any benefit or right becoming established, or accelerate the time of payment or vesting of any payment or benefit under, or result in or require funding or segregation of assets under, any Employee Benefit Plan.
3.18.    Permits. All Permits required for the Sellers to conduct the Business as currently conducted or for the ownership and use of the Acquired Assets have been obtained by the Sellers and are valid and in full force and effect. Schedule 3.18.1 lists all such Permits, and identifies whether or not each such Permit is a Transferred Permit.
3.19.    Contracts and Commitments.
3.19.1    Schedule 3.19 lists each Contract to which either Seller or any of their Affiliates is a party that relates to the Business, including: (a) any Real Property Lease; (b) any Contract (or group of related Contracts) for the lease or license of personal property (including Intellectual Property) to or from any Person; (c) any Contract (or group of related Contracts) for the purchase or sale of raw materials, commodities, supplies, products or other personal property (including Intellectual Property) or for the furnishing or receipt of services; (d) any Contract concerning a partnership or joint venture; (e) any Contract (or group of related Contracts) under which the Sellers have created, incurred, assumed or guaranteed any Debt, or under which the Sellers have imposed or become subject to any material Encumbrance on any of its assets, tangible or intangible; (f) the title of any Contract concerning non-disclosure, confidentiality, non-competition or non-solicitation and a list of individuals who have signed any such document; (g) any Contract between the Sellers or any Affiliate of the Sellers; (h) any collective bargaining agreement; (i) any Contract under which the Sellers have made any advance or loan to any other Person; (j) any Contract under which the consequences of a default or termination could have a Material Adverse Effect; (k) any settlement, conciliation, or similar Contract; (l) any Contract that materially limits the right

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

of the Sellers to engage or compete in any line of business or to compete with any Person with respect to the Business; (m) any Contract which grants to any Person exclusive rights related to the Business or provides “most favored nation” or similar rights to any Person in connection with the Business; (n) any Contract that prohibits or limits, or would reasonably be expected to prohibit or limit, any acquisition or transfer of the Acquired Assets or the conduct of the Business as currently conducted and as currently proposed to be conducted; (o) any Contract that adversely affects or would reasonably be expected to adversely affect the right of the Sellers or the Buyer to use, market, import, sell, distribute, manufacture or otherwise exploit any Products or Seller IP or to purchase or otherwise obtain any Software, services, components, parts or subassemblies; and (p) any other Contract (or group of related Contracts) the performance of which involves consideration in excess of $25,000 (each, a “Material Contract”).
3.19.2    The Sellers have delivered to the Buyer a true, complete and correct copy of each written Material Contract. With respect to each Material Contract: (a) such Contract is legal, valid, binding, enforceable and in full force and effect; (b) the Sellers are not, and, to the Sellers’ Knowledge, no other party is, in breach or default, and no event has occurred that with notice or lapse of time or both would constitute a breach or default or permit termination, modification or acceleration under such Contract; and (c) no party has threatened in writing to terminate such Contract.
3.19.3    Except as set forth on Schedule 3.19.3, in the past five (5) years, the Business has not been subject to any Government Contract. Except for audits by a Governmental Authority in the ordinary course, neither Seller nor any of its Affiliates is the subject of any audit, investigation or enforcement action by any Governmental Authority in connection with any Government Contract related to the Business. Neither Seller has been debarred, suspended or otherwise made ineligible from doing business with the United States government or any government contractor.
3.20.    Tax Matters. Except as set forth on Schedule 3.20:
3.20.1    Each Seller has filed, or has caused to be filed on its behalf, all income and other material Tax Returns required to be filed by it or with respect to the Acquired Assets or the Business. All such Tax Returns were true, correct and complete in all material respects and were prepared in material compliance with applicable Laws. All income and other material Taxes owed by the Sellers with respect to the Acquired Assets or the Business (whether or not shown or required to be shown on any Tax Return) have been paid in full. In the past five (5) years, no written claim has been made by an authority in a jurisdiction where the Sellers do not file Tax Returns with respect to the Acquired Assets or the Business that the Sellers are or may be subject to taxation by or required to file income or other material Tax Returns in that jurisdiction with respect to the Acquired Assets or the Business. There are no Encumbrances with respect to Taxes upon any Acquired Asset other than for current Taxes not yet due and payable.
3.20.2    The Sellers have deducted, withheld and timely paid to the appropriate Governmental Authority all material Taxes required to be deducted, withheld or paid with

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

respect to the Acquired Assets or the Business in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, partner or other third party, and the Sellers have complied in all material respects with related reporting and recordkeeping requirements, including the proper completion and timely filing of Forms W-2 and 1099.
3.20.3    There is no Action concerning any Tax Liability or Tax Return with respect to the Acquired Assets or the Business pending or being conducted, and no such Action has been asserted or threatened by a Governmental Authority in writing.
3.20.4    The Sellers have not waived any statute of limitations in respect of Taxes relating to the Business or the Acquired Assets, and are not the beneficiary of, any extension of time with respect to a Tax assessment or deficiency relating to the Business or the Acquired Assets. The Sellers have not executed any power of attorney with respect to any Tax or Tax Return relating to the Acquired Assets or the Business, other than powers of attorney that are no longer in force or powers of attorney executed in the ordinary course of business (such as to a payroll services provider). No closing agreements, private letter rulings, technical advice memoranda or similar agreements or rulings relating to Taxes have been entered into or issued by any Governmental Authority with respect to the Acquired Assets or the Business.
3.20.5    The Sellers are not party to any Contract relating to Tax sharing or Tax allocation affecting the Acquired Assets, the Business or the Sellers that would, in any manner, bind, obligate or restrict the Buyer, other than agreements entered into in the ordinary course of business the primary purpose of which was not Tax.
3.20.6    Since the date of the Interim Financials, the Sellers have not requested or consented to any extension or waiver of the limitations period applicable to any Action with respect to Taxes, settled or compromised any Action in respect of Taxes or entered into any Contract in respect of Taxes with any Governmental Authority, in each case, that relates to the Business or the Acquired Assets.
3.20.7    The Sellers have never participated in any listed transaction within the meaning of Treasury Regulation 1.6011-4(b)(2) with respect to the Acquired Assets or the Business.
3.21.    Interested Party Transactions. No equityholder, officer, director, manager, employee, consultant or Affiliate of either Seller or any family member (whether by blood, marriage, domestic partnership or otherwise) of any of the foregoing owns or holds, directly or indirectly, any interest in (excepting holdings solely for passive investment purposes of securities of publicly held and traded entities constituting less than three percent of the equity of any such entity), or is an equityholder, officer, director, manager, employee or consultant of any Person that is a competitor, lessor, lessee, licensor, licensee, customer, supplier or distributor of the Sellers or conducts a business similar to the Business. No equityholder, officer, director, manager, employee or consultant of the Sellers or any family member (whether by blood, marriage, domestic partnership or otherwise) of any of the foregoing (a) owns or holds, directly or

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

indirectly, in whole or in part, any interest of any kind in any Seller IP or (b) has any material interest in any other property or asset used in or pertaining to the Business.
3.22.    Propriety of Past Payments. No unrecorded fund or asset of or relating to the Business has been established for any purpose. No accumulation or use of funds of the Sellers in connection to the Business has been made without being properly accounted for in the books and records of the Sellers. No payment has been made by or on behalf of the Sellers with respect to the Business and with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment. Neither the Sellers nor any officer, director, manager, employee, or, to the Sellers’ Knowledge, consultant or agent of the Sellers or other Person acting for or on behalf of the Sellers, has, directly or indirectly, offered, promised, authorized or made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services to (a) influence an act or decision of any Governmental Authority (including a decision not to act); (b) induce such a Person to use his or her influence to affect any Governmental Authority’s act or decision; (c) obtain favorable treatment for the Sellers or any Affiliate of the Sellers in securing business; (d) pay for favorable treatment for business secured for the Sellers or any Affiliate of the Sellers; (e) obtain special concessions (or for special concessions already obtained) for the Sellers or any Affiliate of the Sellers; or (f) otherwise benefit the Sellers in violation of any Law (including the United States Foreign Corrupt Practices Act of 1977, as amended). Neither the Sellers nor any officer, director, manager, employee, or, to the Sellers’ Knowledge, consultant, agent or other Person acting on behalf of the Sellers, has (1) used funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity or (2) accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value. No officer, director, manager, employee, or, to the Sellers’ Knowledge, consultant, agent or other Person acting on behalf of the Sellers is a government official, a political party or a candidate for political office. Neither the Sellers nor any officer, director, manager, employee, or, to the Sellers’ Knowledge, consultant, agent or other Person acting on behalf of the Sellers has been convicted of or pleaded guilty to an offense involving fraud or corruption, in any jurisdiction.
3.23.    Inventory. The inventory of or relating to the Business, whether shown on the Most Recent Balance Sheet or thereafter acquired by the Sellers (the “Inventory”), consists of items of a quantity and quality usable or salable in the Ordinary Course of Business. Since the Most Recent Balance Sheet Date, the Sellers have continued to replenish the Inventory in the Ordinary Course of Business, except as requested by the Buyer. The Sellers have not received notice that they will experience, in the foreseeable future, any difficulty in obtaining, in the desired quantity and quality, at a reasonable price and upon reasonable terms and conditions, the raw materials, supplies or component products (including any Seller Process Technology) required for the manufacture, assembly or production of the Products. The value at which Inventory is carried reflects the inventory valuation policy of the Sellers, which is in accordance in all material respects with GAAP and consistent with the Sellers’ historical past practices. Since the Most Recent Balance Sheet Date, due provision was made on the books of the Seller to provide for all slow-moving, obsolete or unusable inventory to its estimated useful or scrap values, and

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

such Inventory reserves are adequate to provide for such slow-moving, obsolete or unusable Inventory and Inventory shrinkage.
3.24.    Customers, Suppliers and Vendors. Schedule 3.24 sets forth a complete and accurate list of the Material Customers and the Material Suppliers. The relationships of the Sellers and the Business with the Material Customers and Material Suppliers are good commercial working relationships and none of such Material Customers or Material Suppliers has since the Most Recent Balance Sheet Date (a) canceled, terminated or otherwise materially altered its relationship with the Sellers or the Business (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be) or (b) notified or otherwise threatened the Sellers or the Business of any intention to cancel, terminate or otherwise materially alter its relationship with the Sellers or the Business (including any material reduction in the rate or amount of sales or purchases or material increase in the prices charged or paid, as the case may be).
3.25.    No Brokers. Except as disclosed on Schedule 3.25, the Sellers have no Liability of any kind to, or is subject to any claim of, any broker, finder or agent in connection with the Contemplated Transactions. The Sellers agree to satisfy in full any Liability required to be disclosed on Schedule 3.25.
3.26.    No Other Representations. Except for the representations and warranties contained in this Agreement (including the related portions of the Disclosure Schedule), neither the Sellers nor any other Person has made or makes any other express or implied representation or warranty, either written or oral, on behalf of the Sellers, including any representation or warranty as to the accuracy or completeness of any information regarding the Business and the Acquired Assets furnished or made available to the Buyer and its Representatives (including any information, documents or material made available to the Buyer, management presentations or in any other form in expectation of the transactions contemplated hereby) or as to the future revenue, profitability or success of the Business, or any representation or warranty arising from statute or otherwise in law.
4.    REPRESENTATIONS AND WARRANTIES OF THE BUYER.
The Buyer represents and warrants to the Sellers that:
4.1.    Organization. The Buyer is duly organized, validly existing and in good standing under the laws of the State of Delaware.
4.2.    Power and Authorization. The execution, delivery and performance by the Buyer of this Agreement and each Ancillary Agreement to which it is a party and the consummation of the Contemplated Transactions are within the power and authority of the Buyer and have been duly authorized by all necessary action on the part of the Buyer. This Agreement and each Ancillary Agreement to which the Buyer is a party (a) has been duly executed and delivered by the Buyer and (b) is a legal, valid and binding obligation of the Buyer, Enforceable against the Buyer in accordance with its terms.

Confidential and Proprietary

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4.3.    Authorization of Governmental Authorities. Except as disclosed on Schedule 4.3 or as would not reasonably be expected to have a material adverse effect on the ability of the Buyer to consummate the Contemplated Transactions on a timely basis, no action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority is required for, or in connection with, the valid and lawful (a) authorization, execution, delivery and performance by the Buyer of this Agreement and each Ancillary Agreement to which it is a party or (b) the consummation of the Contemplated Transactions by the Buyer.
4.4.    Noncontravention. Except as disclosed on Schedule 4.4, neither the execution, delivery and performance by the Buyer of this Agreement or any Ancillary Agreement to which it is a party nor the consummation of the Contemplated Transactions will:
(a)    assuming the taking of any action by (including any authorization, consent or approval) or in respect of, or any filing with, any Governmental Authority, in each case, as disclosed on Schedule 4.3, violate any provision of any Law applicable to the Buyer;
(b)    result in a breach or violation of, or default under, any Contract of the Buyer;
(c)    require any authorization, consent or approval of, or notice to, any Person under any Contract; or
(d)    result in a breach or violation of, or default under, the Buyer’s Organizational Documents.
4.5.    Sufficiency of Funds. The Buyer has sufficient cash on hand or other sources of immediately available funds to enable it to make payment of the Purchase Price and consummate the transactions contemplated by this Agreement.
4.6.    Legal Proceedings. There are no Legal Proceedings pending or, to the Buyer’s knowledge, threatened against or by the Buyer or any Affiliate of the Buyer that challenge or seek to prevent, enjoin or otherwise delay the transactions contemplated by this Agreement.
4.7.    No Brokers. The Buyer has no Liability of any kind to any broker, finder or agent with respect to the Contemplated Transactions other than those which will be borne by the Buyer.
4.8.    Independent Investigation. The Buyer has conducted its own independent investigation, review and analysis of the Business and the Acquired Assets. The Buyer acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the transactions contemplated hereby, the Buyer has relied solely upon its own investigation and the express representations and warranties of the Sellers set forth in this Agreement (including related portions of the Disclosure Schedules); and (b) neither the Sellers nor any other Person has made any representation or warranty as to Sellers, the Business, the Acquired Assets or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Disclosure Schedules).

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5.    COVENANTS.
5.1.    Transaction Expenses. Except as otherwise expressly provided herein, with respect to the costs and expenses (including legal, accounting, consulting, advisory and brokerage) incurred in connection with the Contemplated Transactions (such costs and expenses, the “Transaction Expenses”), the Sellers will bear the Transaction Expenses of the Sellers and the Buyer will bear the Transaction Expenses of the Buyer.
5.2.    Seller’s Release; Covenant not to Sue. Effective as of the Closing, each Seller, on behalf of itself and its Affiliates, hereby releases, remises and forever discharges any and all rights and claims that they have had, now have or might now have against the Buyer and its Affiliates; provided, that the foregoing release shall not release, impair or diminish in any respect such party’s rights under this Agreement or any Contract set forth on Schedule 5.2. Each Seller agrees that it will not bring, prosecute, assist or participate in any legal action against Buyer, its Representatives, Affiliates or customers before any Governmental Authority in any country alleging that (a) the design, development, manufacture, use, sale, offer for sale or importation of any Product infringes the Intellectual Property Rights of such Seller, or (b) any processes or methods used in the manufacture of such Products infringe any such Intellectual Property Rights.
5.3.    Confidentiality. The Sellers acknowledge that the success of the Business after the Closing depends upon the continued preservation of the confidentiality of certain confidential information possessed by the Sellers involving or related to the Business, the Acquired Assets or the Assumed Liabilities (collectively, the “Confidential Information”) and that the preservation of the confidentiality of such Confidential Information by the Sellers is an essential premise of the bargain between the Sellers on the one hand, and the Buyer on the other hand, and that the Buyer would be unwilling to enter into this Agreement in the absence of this Section 5.3. Accordingly, the Sellers hereby agree with the Buyer that the Sellers and its Representatives will not, and that the Sellers will cause their Affiliates not to, at any time on or after the Closing Date, directly or indirectly, without the prior written consent of the Buyer, disclose or use any Confidential Information (except as required by applicable Law or stock exchange requirement, regulation or legal process, and only after compliance with the remainder of this Section 5.3); provided, however, that Confidential Information will not include any information generally available to, or known by, the public (other than as a result of disclosure in violation hereof); and provided, further, that the provisions of this Section 5.3 will not prohibit any retention of copies of records or disclosure(s) required by any applicable Law so long as (i) reasonable prior notice is given of such disclosure and a reasonable opportunity is afforded to contest the same or (ii) such disclosure is made in connection with the enforcement of any right or remedy relating to this Agreement or the Contemplated Transactions. The Sellers agree that they will be responsible for any breach or violation of the provisions of this Section 5.3 by any of their Representatives or Affiliates. For the avoidance of doubt, nothing contained in this Section 5.3 limits, restricts or in any other way affects the Sellers (or any Representatives thereof) from communicating with any Governmental Authority, or communicating with any official or staff person of a Governmental Authority, concerning matters relevant to such Governmental Authority solely for purposes of reporting a violation of law. The Buyer acknowledges and agrees that the Confidentiality Agreement remains in full force and effect to the extent the

Confidential and Proprietary

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EXHIBIT 2.1

Confidentiality Agreement covers information of Luna and the Sellers other than information related to the Business.
5.4.    Publicity. No public announcement or disclosure may be made by any party hereto with respect to the subject matter of this Agreement or the transactions contemplated hereby without prior written notice to the other parties hereto; provided, however, that the provisions of this Section 5.4 will not prohibit any disclosure required by applicable Laws or stock exchange requirement (in which case the disclosing party will provide the other parties with the opportunity to review the disclosure in advance) or any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the transactions contemplated hereby.
5.5.    Non-Competition and Non-Solicitation.
5.5.1    For a period of five years from and after the Closing Date (the “Restricted Period”), the Sellers will not, nor shall the Sellers permit, cause or encourage any of its Affiliates to engage in or compete with, or undertake any planning to engage in or compete with, directly or indirectly, whether as an owner, employee, consultant or otherwise, all or any portion of the Business as conducted or proposed to be conducted as of the Closing Date in any geographic area where the Business is conducted or proposed to be conducted as of the Closing Date; provided, however, that no passive owner of less than 2% of the outstanding stock of any publicly-traded corporation will be deemed, solely by reason thereof, to be so engaged in or in competition with the Business.
5.5.2    During the Restricted Period, the Sellers will not, nor shall the Sellers permit, cause or encourage any of its Affiliates to, directly or indirectly, (a) solicit or encourage any Person who has been a customer, member, client, vendor, supplier or other business partner of the Business as of the Closing Date or at any time within the twelve-month period immediately preceding the Closing Date to terminate or diminish its, his or her relationship with the Business, or with the Buyer or any of its Affiliates, or (b) hire or engage, or solicit for hiring or engagement (except, in the case of otherwise prohibited solicitation only and not hiring, pursuant to a general solicitation which is not directed specifically to any Person covered by this subsection (b)), any Business Service Provider, or anyone who was such at any time within the six month period immediately preceding the Closing Date, or seek to persuade any such Person to discontinue employment or engagement with the Buyer or any of its Affiliates.
5.5.3    The parties hereto agree that (a) their agreement to the covenants contained in Section 5.3 and Section 5.5 is a material condition of their willingness to enter into this Agreement and consummate the transactions contemplated hereby, (b) the covenants contained in Section 5.3 and Section 5.5 are necessary to protect the good will, confidential information, trade secrets and other legitimate interests of the parties hereto and their Affiliates, (c) in addition and not in the alternative to any other remedies available to it, each party hereto shall be entitled to seek preliminary and permanent injunctive relief against any breach or threatened breach by the other parties hereto of any such covenants, without having to post bond, together with an award of its reasonable attorneys’ fees incurred in enforcing its rights hereunder, (d) the Restricted Period shall be tolled, and shall not run,

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EXHIBIT 2.1

during the period of any breach by the Sellers of any such covenants, (e) no breach of any provision of this Agreement shall operate to extinguish a party’s obligation to comply with Section 5.3 and Section 5.5 and (f) in the event that the final judgment of any court of competent jurisdiction declares any term or provision of Section 5.3 and Section 5.5 to be invalid or unenforceable by reason of its being extended over too great a time, too large a geographic area or too great a range of activities, that provision shall be deemed to be modified to permit its enforcement to the maximum extent permitted by law.
5.6.    Employment.
5.6.1    With respect to each Business Employee who is employed by the Sellers immediately prior to the Closing and whose name is set forth on Schedule 5.6.1 (such Business Employees, the “Offer Employees”), the Buyer or one of its Affiliates shall, as soon as practicable following the Closing, but in any event during the term of the Employee Transition Services Agreement, dated as of the date hereof, between Buyer and Sellers (the “ETSA”), extend an offer of employment, effective no later than the end of the term of the ETSA; provided, that unless required by applicable Laws, any offer of employment to an Offer Employee who is not actively at work on such date due to an approved leave of absence shall be effective on the date on which such Offer Employee returns to active employment, so long as such date is within six months following the Closing; provided, further, that if such Offer Employee does not return to active employment within such six-month period, then such offer of employment will expire and the Buyer and its Affiliates will have no Liability or other obligation with respect to such Offer Employee hereunder. Each offer of employment will provide for an hourly wage rate or base salary no less favorable than the Offer Employee’s hourly wage rate or base salary as in effect immediately prior to the date hereof, as set forth on Schedule 5.6.1. Offer Employees who accept the Buyer’s (or its Affiliate’s) offer of employment and who commence employment with Buyer (or such Affiliate) following the Closing Date (or upon such Offer Employee’s return to active service to the extent provided for herein) are referred to as the “Transferring Employees.” As of each Transferring Employee’s date of hire with the Buyer or an Affiliate of the Buyer, the Sellers and their Affiliates shall and hereby do release such Transferring Employee from any existing non-competition, non-solicitation, no-hire or similar obligation owed to the Sellers or any of their Affiliates with respect to the Business or which would limit or prevent such Transferring Employees from providing services to Buyer or any of its Affiliates. To the extent necessary for any Transferring Employee to perform services in connection with such Transferring Employee’s engagement or employment with the Buyer or any of its Affiliates, the Sellers and any of their Affiliates shall and hereby do release each Transferring Employee from any existing confidentiality and intellectual property ownership obligations with respect to any confidential information of the Business owed to the Sellers or any of their Affiliates or which would limit or prevent such Transferring Employee from providing services to Buyer or any of its Affiliates.
5.6.2    Schedule 5.6.2 sets forth a true and complete list of the number and site of employment of any employees of the Sellers or any of its Affiliates who have experienced an employment loss or layoff (as defined in the federal Worker Adjustment and Retraining

Confidential and Proprietary

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EXHIBIT 2.1

Notification Act or any similar state or local Law (collectively, the “WARN Act”)) within ninety days prior to the Closing Date, and who were located at a site of employment where Transferred Employees will be located following the Closing, along with the date of the employment loss or layoff. The Sellers shall bear any and all obligations and Liability under the WARN Act resulting from employment losses of any Business Employee who does not become a Transferred Employee pursuant to this Section 5.6.2.
5.6.3    Notwithstanding anything to the contrary herein, the Buyer and its Affiliates shall retain all rights to alter, amend or terminate any term or condition of employment, Compensation or benefits with respect to each Transferring Employee, in each case from and after the Closing. The Buyer (or its Affiliates) may terminate the employment of any Transferring Employee on or after the Closing Date for any reason.
5.6.4    No provision of this Section 5.6 or Section 5.7 shall create any third-party beneficiary rights in any Business Service Provider or other Person (including any heir, beneficiary, executor, administrator or Representative of any Business Service Provider or any Person claiming through any Business Service Provider), including any right to employment or continued employment for any period of time or any right to a particular term or condition of employment. Notwithstanding anything to the contrary in this Agreement, no provision of this Agreement is intended to, or does, constitute the establishment of, or an amendment or modification to, any employee benefit plan, policy, agreement or arrangement.
5.7.    Transfer of Certain Funds Received Post-Closing. With respect to any and all amounts received or collected by the Sellers from and after the Closing (a) attributable to, or in respect of, the Business or any Acquired Asset and (b) which became the property of the Buyer as a result of the consummation of the Contemplated Transactions, the Sellers shall provide notice of such receipt or collection to the Buyer and pay promptly (and in any event within five (5) Business Days of their receipt or collection) to the Buyer any and all such amounts so received or collected by wire transfer of immediately available funds to an account specified by the Buyer or by other means acceptable to the Buyer.
5.8.    Prohibition on the Use of Name. From and after the date that is three months after the Closing Date, the Sellers shall not use, and shall cause all of their Affiliates following the Closing to cease using, directly or indirectly, the names “Picometrix” and “Picotronix” in any trademark, trade name, domain name, address, corporate name, symbol or identifier or any derivatives thereof or any marks confusingly similar thereto. Within three months following the Closing, Picometrix shall file the necessary amendments to its Organizational Documents to change its name to a new name bearing no resemblance to its present name so as to make its present name available to the Buyer.
5.9.    Access to Records and Employees after Closing. For a period of six years after the Closing Date, each party hereto shall afford the other parties and their respective Representatives reasonable access to all of the books and records related to the Business and its employees related to the Business to the extent that such access may reasonably be required by such other party in connection with Tax or litigation matters (excluding litigation between the Buyer or

Confidential and Proprietary

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EXHIBIT 2.1

any Affiliate of the Buyer, on the one hand, and the Sellers or any of their Affiliates, on the other hand) relating to the Business prior to the Closing Date. Such access shall be afforded upon receipt of reasonable advance notice and during normal business hours, and the party providing such access shall not be responsible for any costs or expenses incurred by it pursuant to this Section 5.9.
5.10.    Bulk Sales. It is understood and agreed that the Sellers and the Buyer waive compliance with the provisions of the “bulk sales laws” or similar provisions of the Laws of any state insofar as they may be applicable to the transactions contemplated by this Agreement, and the parties each hereby waive, as among themselves, all rights and remedies relating to such noncompliance.
5.11.    Further Assurances. From and after the Closing Date, upon the request of the Sellers or the Buyer, each of the parties hereto will do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the Contemplated Transactions. The Sellers shall provide all cooperation reasonably requested by the Buyer in connection with any effort by the Buyer to establish, perfect, defend, or enforce its rights in or to the Acquired Assets, including executing further consistent assignments, transfers and releases, and causing their Representatives and agents to provide good faith testimony by affidavit, declaration, deposition or other means. The Sellers will refer all customer and member inquiries relating solely to the Business to the Buyer from and after the Closing. The Sellers shall, and shall cause their Affiliates and their respective Representatives and other agents to, cooperate and assist the Buyer with an orderly transition of the Business and Acquired Assets to the Buyer.
6.    INDEMNIFICATION.
6.1.    Indemnification by the Sellers.
6.1.1    Indemnification. Subject to the limitations set forth in this Section 6, the Sellers will jointly and severally indemnify and hold harmless the Buyer and each of its Affiliates, directors, officers, employees, consultants and advisors (each, a “Buyer Indemnified Person”), from, against and in respect of any and all Actions, Liabilities, losses, Taxes, damages, assessments, fines, penalties, fees, costs (including costs of enforcement of this Agreement), expenses or amounts paid in settlement (in each case, including reasonable attorneys’ and experts fees and expenses), whether or not involving a Third Party Claim (collectively, “Losses”), incurred or suffered by the Buyer Indemnified Persons or any of them as a result of, arising out of or relating to:
(a)    any Fraud of the Sellers or any breach of, or inaccuracy in, any representation or warranty made by any Seller in this Agreement, any Ancillary Agreement (except for the Transition Services Agreement, ETSA or Sublease) or any Schedule delivered pursuant to this Agreement (in each case, as such representation or warranty would read if all qualifications as to materiality, including each reference to the defined term “Material Adverse Effect,” were deleted therefrom);

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EXHIBIT 2.1

(b)    any breach or violation of any covenant or agreement of the Sellers (including under this Section 6) in or pursuant to this Agreement or any Ancillary Agreement (except for the Transition Services Agreement, ETSA or Sublease);
(c)    any Retained Asset or Excluded Liability;
(d)    any accounts receivable as of the Closing (i) from [***] and its Affiliates with respect to which the Buyer has re-worked and shipped parts to [***] as agreed by the Sellers prior to Closing and used collection efforts with respect to such accounts receivable that are consistent with Buyer’s ordinary practice for customers of a similar size or (ii) from [***] and its Affiliates with respect to which the Buyer used collection efforts with respect to such accounts receivable that are consistent with Buyer’s ordinary practice for customers of a similar size, and in the case of each of (i) and (ii), that remain unpaid as of the Escrow Release Date; or
(e)    any costs (not including overhead expenses or costs of non-operational employee time spent) in excess of $227,000 in the aggregate incurred by Buyer and its Affiliates related to the matters set forth on Schedule 3.12.
6.1.2    Monetary Limitations. The Sellers will have no obligation to indemnify the Buyer Indemnified Persons pursuant to Section 6.1.1(a) unless the aggregate amount of all such Losses exceeds $320,000 (in which event the Sellers shall only be required to pay or be liable for Losses in excess of such amount) (the “Indemnity Deductible”); provided, however, that the Indemnity Deductible will not apply to (a) claims for indemnification pursuant to Section 6.1.1(a) in respect of breaches of, or inaccuracies in the Seller Fundamental Representations or (b) claims based upon Fraud or willful misconduct. The Sellers’ aggregate liability in respect of claims for indemnification arising from Section 6.1.1(a) will not exceed the Escrow Amount (the “Basic Cap”), provided, however, that the Basic Cap will not apply to (1) claims for indemnification pursuant to Section 6.1.1(a) in respect of breaches of, or inaccuracies in, the Seller Fundamental Representations or (2) claims based upon Fraud or willful misconduct. The Sellers’ aggregate liability in respect of claims for indemnification arising from the breach of, or inaccuracy in, the Seller Fundamental Representations pursuant to Section 6.1.1(a) will not exceed the Purchase Price. Claims for indemnification pursuant to any other provision of Section 6.1.1 are not subject to the monetary limitations set forth in this Section 6.1.2.
6.1.3    Escrow Amount. Upon the termination of the Escrow Fund pursuant to the terms of the Escrow Agreement, the Escrow Agent shall pay any amounts remaining in the Escrow Fund to the Sellers as set forth in the Escrow Agreement.
6.2.    Indemnity by the Buyer.
6.2.1    Indemnification. Subject to the limitations set forth in this Section 6, the Buyer will indemnify and hold harmless the Sellers and each of their Affiliates, directors, officers, employees, consultants and advisors (each, a “Seller Indemnified Person”), from, against

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and in respect of any and all Losses incurred or suffered by the Seller Indemnified Persons or any of them as a result of, arising out of or relating to:
(a)    Any Fraud of the Buyer or any breach of, or inaccuracy in, any representation or warranty made by the Buyer in this Agreement (in each case, as such representation or warranty would read if all qualifications as to materiality were deleted therefrom);
(b)    any breach or violation of any covenant or agreement of the Buyer (including under this Section 6) in or pursuant to this Agreement; or
(c)    any Assumed Liability.
6.2.2    Monetary Limitations. The Buyer will have no obligation to indemnify the Seller Indemnified Persons pursuant to Section 6.2.1(a) unless the aggregate amount of all such Losses exceeds the Indemnity Deductible (in which event the Buyer shall only be required to pay or be liable for Losses in excess of such amount). The Buyer’s aggregate liability in respect of claims for indemnification pursuant to Section 6.2.1(a) will not exceed the Basic Cap. The foregoing limitations will not apply to (a) claims for indemnification pursuant to Section 6.2.1(a) in respect of breaches of, or inaccuracies in, the Buyer Fundamental Representations (provided that such claims will not exceed the Purchase Price) or (ii) claims based upon Fraud or willful misconduct. Claims for indemnification pursuant to any other provision of Section 6.2.1 are not subject to the limitations set forth in this Section 6.2.2.
6.3.    Time for Claims. No claim may be made or suit instituted seeking indemnification pursuant to this Section 6, unless a written notice is provided to the Indemnifying Party:
(a)    at any time prior to the thirtieth day following the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions), in the case of any claim pursuant to Sections 6.1.1(a) or 6.2.1(a) for any breach of, or inaccuracy in, the Seller Fundamental Representations or Buyer Fundamental Representations;
(b)    at any time prior to the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions), in the case of any claim or suit pursuant to (i) Sections 6.1.1(a) or 6.2.1(a) based upon Fraud or willful misconduct or (ii) Sections 6.1.1(b) or 6.2.1(b) for any breach or violation of any covenant or agreement of the Sellers or Buyer; and
(c)    at any time prior to the conclusion of the Escrow Release Date, in the case of any claim pursuant to Sections 6.1.1(a) or 6.2.1(a) for any breach of, or inaccuracy in, any other representation and warranty in this Agreement.
Claims for indemnification pursuant to any other provision of Sections 6.1.1 and 6.2.1 are not subject to the time limitations set forth in this Section 6.3 and written notice in respect of such claims may be made at any time.

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EXHIBIT 2.1

6.4.    Third Party Claims.
6.4.1    Notice of Claim. If any third party notifies an Indemnified Party with respect to any matter (a “Third Party Claim”) that may give rise to an Indemnity Claim against an Indemnifying Party under this Section 6, then the Indemnified Party will promptly give written notice to the Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Section 6, except to the extent such delay actually prejudices the Indemnifying Party. Such notice by the Indemnified Party shall describe the Third Party Claim in reasonable detail, shall include copies of all material written evidence thereof and shall indicate the estimated amount, if reasonably practicable, of the Loss that has been or may be sustained by the Indemnified Party.
6.4.2    Assumption of Defense, etc. The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim that is the subject of a notice given by the Indemnified Party pursuant to Section 6.4.1. In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim at its own expense with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (a) the Indemnifying Party gives written notice to the Indemnified Party within fifteen calendar days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any and all Losses the Indemnified Party may suffer resulting from, arising out of or relating to the Third Party Claim, (b) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Party that the Indemnifying Party will have adequate financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (c) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party, (d) the Indemnified Party has not been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim, (e) the Third Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement Action, (f) settlement of, an adverse judgment with respect to or the Indemnifying Party’s conduct of the defense of the Third Party Claim is not, in the good faith judgment of the Indemnified Party, likely to be adverse to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, members, suppliers or other parties material to the conduct of its business) and (g) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that the Indemnifying Party will pay the fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to Indemnifying Party’s assumption of control of the defense of the Third Party Claim. The Sellers and the Buyer shall cooperate with each other in all reasonable respects in connection with the defense of any Third Party Claim, including making available (subject to the provisions of Section 5.3) records relating to such Third Party Claim and furnishing, without expense (other than reimbursement of actual out-of-pocket expenses) to the defending party,

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

EXHIBIT 2.1

management employees of the non-defending party as may be reasonably necessary for the preparation of the defense of such Third Party Claim.
6.4.3    Limitations on Indemnifying Party. The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (which consent shall not be unreasonably withheld, conditioned or delayed) unless such judgment, compromise or settlement (a) provides for the payment by the Indemnifying Party of money as sole relief for the claimant, (b) results in the full and general release of the Buyer Indemnified Persons or Seller Indemnified Persons, as applicable, from all liabilities arising or relating to, or in connection with, the Third Party Claim and (c) involves no finding or admission of any violation of laws or the rights of any Person and no effect on any other claims that may be made against the Indemnified Party.
6.4.4    Indemnified Party’s Control. If the Indemnifying Party (a) does not deliver the notice contemplated by clause (a), or the evidence contemplated by clause (b), of Section 6.4.2 within fifteen calendar days after the Indemnified Party has given notice of the Third Party Claim, (b) is not permitted to defend the Indemnified Party against the Third Party Claim pursuant to Section 6.4.2, or (c) otherwise at any time fails to conduct the defense of the Third Party Claim actively and diligently, the Indemnified Party may defend the Third Party Claim in any manner it may deem appropriate. If the Indemnified Party has assumed the defense pursuant to this Section 6.4.4, it shall not agree to any settlement without the written consent of the Indemnifying Party (which consent will not be unreasonably withheld, conditioned or delayed). If such notice and evidence is given on a timely basis and the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently but any of the other conditions in Section 6.4.2 is or becomes unsatisfied, the Indemnified Party may defend the Third Party Claim; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld or delayed). In the event that the Indemnified Party conducts the defense of the Third Party Claim pursuant to this Section 6.4.4, the Indemnifying Party will remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of or relating to the Third Party Claim to the fullest extent provided in this Section 6.
6.4.5    Consent to Jurisdiction Regarding Third Party Claim. The Buyer and each of the Sellers, each in its capacity as an Indemnifying Party, hereby consents to the non-exclusive jurisdiction of any court in which any Third Party Claim may brought against any Indemnified Party for purposes of any claim which such Indemnified Party may have against such Indemnifying Party pursuant to this Agreement in connection with such Third Party Claim, and in furtherance thereof, the provisions of Section 8.10 are incorporated herein by reference, mutatis mutandis.
6.5.    Insurance. Payments by an Indemnifying Party pursuant to this Section 6 in respect of any Loss shall be reduced by the amount of any insurance proceeds received in cash by the

Confidential and Proprietary

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applicable Indemnified Party in the applicable year of such Loss, net of the present value of any reasonably probable increase in insurance premiums or other charges paid or to be paid by such Indemnified Person resulting from such Loss and all costs and expenses incurred by such Indemnified Person in recovering such proceeds from its insurers; provided, however, that nothing in this Section 6.5 shall obligate any Indemnified Party to pursue any insurance claim with respect to any Loss.
6.6.    Special Damages. In no event shall any Indemnifying Party be liable to any Indemnified Party for (a) any punitive, incidental, special or indirect damages or (b) any consequential damages, except to the extent such consequential damages are reasonably foreseeable and, in each case, except to the extent actually awarded to a Governmental Authority or other third party.
6.7.    Escrow Amount. For as long as a portion of the Escrow Fund is remaining, any and all amounts payable by the Sellers as Indemnifying Parties to a Buyer Indemnified Person will be deducted first from the Escrow Fund, and thereafter paid in cash by the Sellers in accordance with payment instructions provided by the Buyer.
6.8.    Exclusive Remedies. Except as provided in Sections 8.11 and 8.14, the parties acknowledge and agree that their sole and exclusive remedy with respect to any and all claims (other than claims arising from Fraud or willful misconduct) for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement, shall be pursuant to the indemnification provisions set forth in this Section 6. In furtherance of the foregoing, each party hereby waives, to the fullest extent permitted under Law, any and all rights, claims and causes of action for any breach of any representation, warranty, covenant, agreement or obligation set forth herein or otherwise relating to the subject matter of this Agreement it may have against the other parties hereto and their Affiliates and each of their respective Representatives arising under or based upon any Law, except pursuant to the indemnification provisions set forth in this Section 6 and as provided in Sections 8.11 and 8.14.
6.9.    Knowledge and Investigation. The Buyer’s right to indemnification shall not be affected by any investigation conducted or knowledge acquired (or capable of being acquired) by the Buyer or any of its Affiliates at any time with respect to the accuracy or inaccuracy of, or the compliance with, any representation, warranty, covenant or obligation of the Sellers.
6.10.    Tax Treatment. All indemnification and other payments under this Section 6 shall, to the extent permitted by applicable Laws, be treated for income Tax purposes as an adjustment to the purchase price.
7.    TAX MATTERS
7.1.    Tax Sharing Agreements. All Tax sharing agreements or similar agreements and all powers of attorney that relate in any way to the Acquired Assets shall be terminated prior to the Closing (other than agreements entered into in the Ordinary Course of Business the primary purpose of which was not Tax) and, after the Closing, no such agreement or power of attorney

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EXHIBIT 2.1

will have any effect on the Acquired Assets and the Buyer and its Affiliates shall not have any liabilities or obligations with respect thereto.
7.2.    Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration, and other similar Taxes, and any conveyance fees or recording charges incurred in connection with the Contemplated Transactions (“Transfer Taxes”), will be paid fifty-percent (50%) by the Sellers and fifty-percent (50%) by the Buyer when due. The parties shall cooperate to file all necessary Tax Returns and other documentation with respect to all such Transfer Taxes and to obtain any exemption or refund of any such Transfer Tax.
7.3.    Rev. Proc. 2004-53. The Buyer shall determine whether to implement either the standard or the alternate procedure set forth in Revenue Procedure 2004-53, and the Sellers shall cooperate in such implementation.
7.4.    Cooperation on Tax Matters. The Buyer and the Sellers will cooperate fully, as and to the extent reasonably requested by the other party, in connection with any Tax matters relating to the Business, Acquired Assets and Assumed Liabilities (including by the provision of reasonably relevant records or information, but subject to the last sentence hereof). The party requesting such cooperation will pay the reasonable out-of-pocket expenses of the other party. Notwithstanding anything to the contrary in this Agreement, including Sections 5.9 and 6.4.2, and any other agreement entered into in connection with the Contemplated Transactions, in no event shall the Buyer be required to provide Tax Returns for the Buyer’s Affiliated Group, or disclose any other Tax information in connection with the Buyer’s Affiliated Group, to the Sellers, other than the portions of such that relate solely, in each case, to the Business or the Acquired Assets.
7.5.    Apportionment of Ad Valorem Taxes.
7.5.1    All real property Taxes, personal property Taxes, and similar ad valorem obligations levied with respect to the Acquired Assets for a taxable period that includes (but does not end on) the Closing Date (collectively, the “Apportioned Taxes”) will be apportioned between the Sellers and the Buyer based on the number of days of the taxable period ending on, and including, the Closing Date. The Sellers will be liable for the proportionate amount of Apportioned Taxes attributable to days before or on the Closing Date and the Buyer will be liable for the proportionate amount attributable to days after the Closing Date.
7.5.2    Apportioned Taxes will be timely paid and all applicable filings, reports and returns will be filed as provided by applicable Laws. The paying party will be entitled to reimbursement from the non-paying party in accordance with Section 7.5.1. Upon payment of Apportioned Taxes, the paying party will present a statement to the non-paying party setting forth the amount of the reimbursement to which the paying party is entitled under Section 7.5.1 together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party will reimburse the paying party no later than ten Business Days after the presentation of the statement. The parties hereto shall cooperate, including, without limitation, during audits by taxing authorities, to avoid payment of duplicate or inappropriate Apportioned Taxes, and each party shall furnish, at

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EXHIBIT 2.1

the request of the other, proof of payment of any such Taxes that is a prerequisite to avoiding payment of a duplicate or inappropriate Apportioned Tax. In the event that any refund, rebate or similar payment is received by the Buyer or the Sellers for any Apportioned Tax, the parties hereto agree that such payment will be apportioned between the Sellers and the Buyer on the basis described in Section 7.5.1.
7.6.    Tax Certificates. Subject to the application of Section 5.10, the Buyer and the Sellers agree, upon request, to use their commercially reasonable efforts to obtain any certificate or other documentation from any governmental authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed with respect to the transactions contemplated by this Agreement.
8.    MISCELLANEOUS
8.1.    Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:
(a)    by hand (in which case, it will be effective upon delivery);
(b)    by transmission email (in which case it will be effective upon sending); or
(c)    by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);
in each case, to the address (or email address) listed below:
If to the Sellers, to them at:
c/o Luna Innovations Incorporated
301 1st Street, SW, Suite 200
Roanoke, VA 24011
Telephone number: XXXXXXX
Email Address: XXXXXXX
Attention: Scott A. Graeff
with a copy to (which shall not constitute notice):
Cooley LLP
11951 Freedom Drive
Reston, VA 20190
Telephone number: (703) 456-8000
Email Address: ddestefano@cooley.com | abinstock@cooley.com
Attention: Darren DeStefano | Aaron Binstock

If to the Buyer, to it at:

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EXHIBIT 2.1

100 Chelmsford Street
Lowell, Massachusetts 01851, U.S.A.
Telephone number: (978) 656-2500
Email Address: clay.simpson@macom.com
Attention: General Counsel
with a copy to (which shall not constitute notice):
Ropes & Gray LLP
Prudential Tower
800 Boylston Street
Boston, MA 02199
Telephone number: (617) 951-7980
Email Address: Marko.Zatylny@ropesgray.com
Attention: Marko Zatylny
Each of the parties to this Agreement may specify different address or email address by giving notice in accordance with this Section 8.1 to each of the other parties hereto.
8.2.    Succession and Assignment; No Third-Party Beneficiary. Subject to the immediately following sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof. No party may assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties; provided, however, that the Buyer may (a) assign this Agreement and any or all of its rights and interests hereunder to one or more of its Affiliates or designate one or more of its Affiliates to perform its obligations hereunder so long as the Buyer is not relieved of any liability or obligations hereunder, (b) assign this Agreement and any or all of its rights and interest hereunder to any purchaser of all or substantially all its assets or designate such purchaser to perform its obligations hereunder and (c) assign any or all of its rights and interests hereunder to one or more of its Affiliates or to any provider of financing as collateral security; and provided, further, that the Sellers may assign this Agreement and any or all of their rights and interests hereunder to Luna. Except as expressly provided herein and the rights set forth in Section 6 with respect to the Buyer Indemnified Persons and the Seller Indemnified Persons, this Agreement is for the sole benefit of the parties and their permitted successors and assignees and nothing herein expressed or implied will give or be construed to give any Person, other than the parties and such successors and assignees, any legal or equitable rights hereunder. For the avoidance of doubt, it is hereby acknowledged and agreed by the parties hereto that a Buyer Indemnified Person or Seller Indemnified Person that is not party hereto is intended to be an express third party beneficiary of this Agreement.
8.3.    Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Buyer and the Sellers, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not,

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EXHIBIT 2.1

will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.
8.4.    Entire Agreement. This Agreement, together with the Confidentiality Agreement (as modified by Section 5.3), the other Ancillary Agreements and any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto.
8.5.    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each party hereto. Counterpart signature pages to this Agreement may be delivered by electronic delivery (i.e., by email of a .pdf signature page) and each such counterpart signature page will constitute an original for all purposes.
8.6.    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable Law, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Law.
8.7.    Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.
8.8.    Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached or violated, or if there is an inaccuracy in, any representation, warranty or covenant contained herein in any respect, the fact that there exists another representation, warranty or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the first representation, warranty or covenant.
8.9.    Governing Law. This Agreement, the rights of the parties and all Actions arising in whole or in part under or in connection herewith, will be governed by and construed in accordance

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EXHIBIT 2.1

with the domestic substantive Laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
8.10.    Jurisdiction; Venue; Service of Process.
8.10.1    Jurisdiction. Subject to the provisions of Section 6.4.5, each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Delaware or the United States District Court located in the State of Delaware for the purpose of any Action between the parties arising in whole or in part under or in connection with this Agreement, (b) hereby waives to the extent not prohibited by applicable Law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court, and (c) hereby agrees not to commence any such Action other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.
8.10.2    Venue. Each party agrees that for any Action between the parties arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement or the Contemplated Transactions, such party bring Actions only in the state or federal courts of Delaware. Notwithstanding the previous sentence, a party may commence any Action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.
8.10.3    Service of Process. Each party hereby (a) consents to service of process in any Action between the parties arising in whole or in part under or in connection with this Agreement, any Ancillary Agreement or the Contemplated Transaction in any manner permitted by Delaware law, (b) agrees that service of process made in accordance with clause (a) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 8.1, will constitute good and valid service of process in any such Action, and (c) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such Action any claim that service of process made in accordance with clause (a) or (b) does not constitute good and valid service of process.
8.11.    Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated.

Confidential and Proprietary

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EXHIBIT 2.1

Accordingly, each of the parties agrees that, without posting bond or other undertaking, the other parties will be entitled to an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court of the United States or any state thereof having jurisdiction over the parties and the matter in addition to any other remedy to which it may be entitled, at law or in equity. Each party further agrees that, in the event of any action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate.
8.12.    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
8.13.    Certain Rules of Construction. Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article, Exhibit or Schedule means a Section or Article of, or Schedule or Exhibit to this Agreement, unless another agreement is specified, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) references to a particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement and (f) any reference to “$” or “dollars” means United States dollars.
8.14.    Parent Guarantee. Subject to the prior satisfaction of any conditions set forth herein, Luna unconditionally and irrevocably agrees to take any and all actions necessary to cause each Seller to perform all of its covenants, agreements and obligations under this Agreement and any Ancillary Agreement to which such Seller is a party, including with respect to the consummation of the Contemplated Transactions and the transfer of Acquired Assets, indemnification and other obligations relating to or arising hereunder, and Luna shall be liable for any breach by any Seller of any representation, warranty, covenant, agreement or obligation under this Agreement or any Ancillary Agreement.
[Remainder of Page is Intentionally Blank.]

Confidential and Proprietary

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EXHIBIT 2.1

IN WITNESS WHEREOF, each of the undersigned has executed this Agreement as an agreement as of the date first above written.

THE BUYER:	MACOM TECHNOLOGY SOLUTIONS HOLDINGS, INC. By:________/s/ John Croteau______________ Name: John Croteau Title: President and Chief Executive Officer

THE SELLERS:	ADVANCED PHOTONIX, INC. By:______/s/ Dale Messick________________ Name: Dale Messick Title: Chief Executive Officer

PICOMETRIX, LLC

By:_______/s/ Dale Messick_______________
    Name: Dale Messick
    Title: Authorized Person

LUNA:	LUNA INNOVATIONS INCORPORATED, solely with respect to Section 8.14 By:____/s/ My E. Chung__________________ Name: My E. Chung Title: Chief Executive Officer

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Exhibit A
As used herein, the following terms will have the following meanings:
“Accounting Principles” is defined in Section 2.5.1.
“Action” means any claim, action, cause of action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, mediation, examination, audit, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority.
“Acquired Assets” means all the business, properties, assets, goodwill and rights of or related to the Business of whatever kind and nature, real or personal, tangible or intangible, owned, leased, licensed, used or held for use or licensed by or on behalf of the Business, including, but not limited to:
(a)    All rights of the Sellers under Contracts listed on Schedule 3.11.2 (the “Transferred Leases”) and on Schedule 3.19 (the “Transferred Contracts”), provided that the Transferred Contracts shall exclude for all purposes under this Agreement all Contracts solely in respect of Debt;
(b)    All tangible personal property used primarily in the operation of the Business, wherever located, that is used or licensed, intended to be used, licensed or sold, or held for use, license or sale by or on behalf of the Sellers, including any epiwafer reactor and molecular beam epitaxy, atomic layer and/or thin film deposition equipment used by the Business, whether such tangible personal property is then held by the Sellers, is in transit or is in the possession of a subcontractor, licensee, bailee, consignee, agent or other Person;
(c)    All Inventory, wherever located, including finished goods, supply inventory, goods in transit, work in process, bailed or consigned inventory, raw materials and other inventory;
(d)    All rights of the Sellers to any real estate, including real estate subject to the Transferred Leases, together with all improvements, fixtures and fittings thereon, easements, rights-of-way and other appurtenant rights thereto;
(e)    All Owned IP and IT Systems of the Sellers relating to the Business and all documentation and tangible materials embodying or disclosing the foregoing;
(f)    All accounts receivable for the Business and all other rights of the Business to receive payment and all rights in respect of prepaid items however evidenced, whether by notes, instruments, chattel paper or otherwise;
(g)    All rights of the Sellers under all Permits used primarily in connection with the operation of the Business and any and all pending applications relating to any of the foregoing (the “Transferred Permits”);

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(h)    The Confidential Information;
(i)    All rights of the Sellers to the extent related to the Business under all confidentiality agreements pursuant to which any third party has agreed not to disclose any confidential or proprietary information of the Business;
(j)    All rights of the Sellers to and in respect of any telephone numbers, websites, email addresses and internet domain names used primarily in connection with the Business or any other names under which the Sellers conducts or has conducted the Business (including the names “Picometrix”, “Picotronix” and any variations or derivatives thereof);
(k)    All claims, prepayments, refunds, causes of action, choses in action, rights of recovery, rights of set off, defenses, affirmative defenses, rights of defense, and rights of recoupment of the Sellers to the extent relating to the Business;
(l)    Any security deposit with respect to any Transferred Contract or Transferred Lease;
(m)    All business and financial records, correspondence, lists (including all customer, member, distributor, supplier, vendor and mailing lists), personnel and other records (including Forms I-9) related to Business Service Providers and Former Business Service Providers, drawings, notebooks, specifications and creative materials related to the Business, whether written or electronically stored or however otherwise recorded, maintained or stored (including in each case all copies thereof and all rights in and to the information contained therein); and
(n)    All goodwill and other assets of the Sellers of every kind and description, tangible and intangible, or used or held for use primarily in the operation of the Business.
Notwithstanding anything to the contrary in this definition or Section 2.1.1, none of the foregoing property or assets described in this Section 2.1.1 shall include any Retained Assets.
“Adjustment Time” is defined in Section 2.5.1.
“Affiliate” means, with respect to any specified Person at any time, each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Affiliated Group” means any affiliated group within the meaning of Section 1504(a) of the Code filing a consolidated U.S. federal income Tax Return or any similar affiliated, consolidated, combined or unitary group for state, local, or foreign Tax Law purposes.
“Agreement” is defined in the Preamble.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Ancillary Agreements” means the Bills of Sale, the IP Assignments, the Assignment and Assumption Agreements, the Transition Services Agreement, the ETSA, the License Agreement, the Sublease and the Escrow Agreement.
“Apportioned Taxes” is defined in Section 7.5.1.
“Assignment and Assumption Agreements” is defined in Section 2.4.4.
“Assumed Liabilities” means (i) all Liabilities of the Sellers arising after the Closing Date under the Transferred Contracts, the Transferred Leases, the Transferred Permits and the other Acquired Assets, if and only if duly transferred or assigned to the Buyer, other than any Liability in respect of any Transferred Contract, Transferred Lease or Transferred Permit, as applicable, arising out of, or directly relating to, any breach or default of the Sellers occurring prior to the Closing, (ii) all Liabilities reflected in the Final Working Capital, and (iii) all liabilities and obligations for (x) Taxes relating to the Business, the Acquired Assets or the liabilities set forth in clause (i) above, in each case arising after the Closing Date (calculated in accordance with Section 7.5 with respect to the Apportioned Taxes) and (y) Taxes for which Buyer is liable pursuant to Section 7.2. For the avoidance of doubt, no other Liability of the Sellers, including without limitation the liabilities with respect to the Retained Assets and the Excluded Liabilities, is included in the definition of “Assumed Liabilities.”
“Basic Cap” is defined in Section 6.1.2.
“Bills of Sale” is defined in Section 2.4.2.
“Business” means the high-speed optical receiver operations of the Picometrix division of the Sellers, a business engaged in designing, developing, manufacturing, importing/exporting, storing, marketing, selling and distributing, on a world-wide basis, high-speed optical and opto-electronic semiconductors, components and devices for optical networking, telecommunications and datacenter infrastructure transmission and test and measurement applications, including the Products; provided, that the “Business” shall not include (a) the development, design, manufacture or sale of system-level solutions providing signal generation or detection functionality at frequencies ranging from 0.1 to 10 Terahertz and wavelengths ranging from 0.03 to 3 Millimeters, for use in test and measurement, sensing, imaging, security, spectroscopic analysis and material characterization applications, or (b) the design and manufacture of custom photodiodes and photodiodes based systems utilizing years of experience in the visible spectrum (Silicon devices) and infrared spectrum (Indium Gallium Arsenide) (InGAaS) devices serving the military & defense, medical and test & measurement markets, or (c) the design and manufacture of specialty application devices for the audio and flame detection markets (Cadmium Sulfide (CdS) devices) and low light detection market (LAAPD: Large Area Avalanche Photodiodes), where the product offering in (b) and (c) extends from 30 microns to 16mm diameter active areas and covering the photonic spectrum from Ultraviolet (UV); wavelength of 200nm; to Near Infrared; wavelength of 1,700 nm.
“Business Day” means any weekday other than a weekday on which banks in New York, New York are closed.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Business Employee” means each individual who is a current part-time or full-time employee of the Sellers and who is employed in connection with the Business.
“Business Service Provider” means each individual who is a current part-time or full-time employee, officer, director or independent contractor of the Sellers and who is employed or engaged in connection with, or performs services for the benefit of, the Business.
“Buyer” is defined in the Preamble.
“Buyer Fundamental Representations” means the representations and warranties of the Buyer contained in Sections 4.1 (Organization), 4.2 (Power and Authorization) and 4.6 (No Brokers).
“Buyer Indemnified Person” is defined in Section 6.1.1.
“Closing” is defined in Section 2.3.
“Closing Date” means the date on which the Closing actually occurs.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Compensation” means, with respect to any Person, all salaries, wages, commissions, consulting fees, compensation, bonuses, benefits, Tax reimbursement or gross-up or other remuneration of any kind or character whatever (including issuances or grants of Equity Interests), payable or paid directly or indirectly by the Sellers or any of their Affiliates to such Person.
“Confidential Information” is defined in Section 5.3.
“Confidentiality Agreement” means that certain Nondisclosure Agreement, dated May 3, 2017, by and between Luna and the Buyer.
“Contemplated Transactions” means, collectively, the transactions contemplated by this Agreement, including (a) the sale and purchase of the Acquired Assets and the assignment and assumption of the Assumed Liabilities and (b) the execution, delivery and performance of the Ancillary Agreements.
“Contract” means, with respect to any Person, any contract, agreement, deed, mortgage, lease, license, commitment, promise, undertaking, arrangement or understanding, whether written or oral and whether express or implied, or other document or instrument (including any document or instrument evidencing or otherwise relating to any Debt) to which or by which such Person is a party or otherwise legally subject or bound or to which or by which any property (including Intellectual Property), business, operation or right of such Person is legally subject or bound, in each case, other than an Employee Benefit Plan.
“Debt” means, with respect to any Person, all obligations (including all obligations in respect of principal, accrued interest, penalties, fees and premiums) of such Person (a) for borrowed money (including overdraft facilities), (b) evidenced by notes, bonds, debentures or similar Contracts, (c) for the deferred purchase price of property, goods or services (other than trade payables or accruals

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incurred in the Ordinary Course of Business), (d) under capital leases (in accordance with GAAP), I in respect of letters of credit and bankers’ acceptances, (f) for Contracts relating to interest rate protection, swap agreements and collar agreements and (g) in the nature of Guarantees of the obligations described in clauses (a) through (f) above of any other Person; provided, however, that “Debt” shall not include Taxes.
“EAR” is defined in Section 3.5.3.
“Employee Benefit Plan” means any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, retention, severance, change of control, Tax reimbursement or gross-up, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, agreement, contract, or payroll practice of any kind (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA), including any related trusts, insurance policies or other funding mechanisms, or any employment, consulting, independent contractor or personal services contract, in each case, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, currently sponsored, maintained or contributed to by the Sellers or any ERISA Affiliate for the benefit of any Business Service Provider or Former Business Service Provider (or any dependent or beneficiary of any such individual).
“Encumbrance” or “Encumbered” means any charge, claim, community or other marital property interest, condition, equitable interest, lien, license, option, pledge, security interest, mortgage, right of first offer or first refusal, buy/sell agreement, right of way, easement, encroachment, servitude and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.
“Enforceable” means, with respect to any Contract stated to be Enforceable by or against any Person, that such Contract is a legal, valid and binding obligation of such Person enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
“Environmental, Health and Safety Requirements” means all Laws, Orders and Contracts concerning public health and safety, worker health and safety, pollution or protection of the environment, including all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, investigation, abatement, control, remediation or cleanup of any Hazardous Substances.
“Equity Interests” means (a) any capital stock, share, partnership or membership interest, unit of participation or other similar interest (however designated) in any Person and (b) any option,

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

warrant, purchase right, conversion right, exchange right or other contract or agreement which would entitle any Person to acquire any such interest in such Person or otherwise entitle any Person to share in the equity, profit, earnings, losses or gains of such Person (including stock appreciation, phantom stock, profit participation and other similar rights).
“ERISA” means the federal Employee Retirement Income Security Act of 1974, as amended.
“ERISA Affiliate” means any Person that, together with the Sellers, would at any relevant time be, treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(a)(14) or 4001(b)(1) of ERISA.
“Escrow Agent” means Wilmington Trust, N.A.
“Escrow Agreement” means an escrow agreement, by and among the Sellers, the Buyer and the Escrow Agent, in substantially the form attached to this Agreement as Exhibit D.
“Escrow Amount” means $4,000,000.
“Escrow Fund” means the fund established pursuant to the Escrow Agreement, including the Escrow Amount.
“Escrow Release Date” is defined in Section 2.8.1.
“ETSA” is defined in Section 5.6.1.
“Excluded Liabilities” means any Liabilities not specifically assumed by the Buyer under Section 2.1.3, including, but not limited to, the following Liabilities:
(a)    Any Liability of any Seller under this Agreement or any Ancillary Agreement;
(b)    Any Liability of any Seller arising out of, relating to or resulting from any Retained Asset;
(c)    Any Liability of any Seller arising out of, relating to or resulting from any Debt of the Sellers;
(d)    any Liability for (i) Taxes arising out of, relating to, or in respect of the Business or the Acquired Assets for any taxable period (or portion thereof) ending on or prior to the Closing Date (calculated, with respect to the Apportioned Taxes, as provided in Section 7.5.1), (ii) Taxes of, or imposed on, the Sellers (or any Affiliates of the Sellers) that are not related to the Business or the Acquired Assets for any taxable period, (iii) Taxes imposed on any Seller by reason of such Seller being a member of an Affiliated Group, including under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or non-U.S. Law), (iv) all Taxes of a Person imposed on any Seller as successor or transferee, by Law, Contract or otherwise (other than Taxes with respect to any period beginning after the Closing Date imposed under agreements entered

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into in the ordinary course of business the primary purpose of which was not Tax) and (v) any Transfer Taxes for which any Seller is responsible pursuant to Section 7.2;
(e)    any Liability of any Seller that becomes a Liability of the Buyer under any applicable bulk sales law (or similar law) of any jurisdiction, under any common law doctrine of de facto merger or successor liability, or otherwise by operation of law;
(f)    Any Transaction Expenses of the Sellers;
(g)    Any Liability of any Sellers for any breach or default by such Sellers under any of its Contracts, leases, insurance policies or Permits that occurred prior to the Closing;
(h)    Any Liability of any Seller for any violation of, or non-compliance with, any Law by such Seller (including any violation of Environmental, Health and Safety Requirements) that occurred prior to the Closing;
(i)    Any Liability of any Seller or its Affiliates to any present or former holder of such Seller’s Equity Interests;
(j)    Except as otherwise specifically provided in the ETSA with respect to Liabilities arising during the term of the ETSA only, any Liability of the Sellers or any of their Affiliates (i) to any current or former employee, officer, director, or independent contractor of any Sellers or any of its Affiliates in respect of employment or other service to a Seller or any of its Affiliates, including any Liability arising out of or relating to any Seller Plan or Employee Benefit Plan or (ii) for any Compensation or other amounts payable to any such Person in respect of employment or other service to a Seller or any of its Affiliates, including, in each case, for any Taxes related thereto;
(k)    Except as otherwise specifically provided in the ETSA with respect to Liabilities arising during the term of the ETSA only, any Liability of Sellers or any of their Affiliates related to or arising out of their employment or engagement of any employees, directors, managers, officers or independent contractors (including any Business Employee or Business Service Provider) or the termination thereof (including in connection with any terminations as a result of the transactions contemplated by this Agreement);
(l)    Any Liability of any Seller arising under, out of or with respect to any Contract, Real Property Lease, Permit, or insurance policy (other than Liabilities under the Transferred Contracts, Transferred Leases or Transferred Permits that are Assumed Liabilities);
(m)    Any Liability of any Seller in respect of bodily injury, personal injury or property damage to the extent related to actions occurring prior to the Closing;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(n)    Any Liability of any Sellers to indemnify, defend or hold harmless any Person, or contribute to the damages suffered by any other Person for Liabilities arising out of events occurring prior to the Closing Date;
(o)    Any Liability of any Seller to indemnify any third party in connection with the disposition of any formerly owned Subsidiary, operating business, material asset or property or discontinued operation;
(p)    Any Liability of any Seller to any investment bank, broker, financial advisor, finder’s agreement or other similar Person (including an obligation to pay any legal, accounting, brokerage, finder’s, or similar fees or expenses in connection with this agreement or the Contemplated Transactions);
(q)    Any Liability arising out of, relating to or resulting from any dividend or other distribution authorized or declared by any Seller with respect to its Equity Interests
(r)    Any Liability arising out of, relating to or resulting from any defect in any Products, any claim for replacement or repair of any Products or any failure of any Products to meet required specifications, to the extent such Products were manufactured, distributed or sold prior to the Closing;
(s)    Any Liability relating to or arising from any release of Hazardous Substances on, at or from the Leased Real Property or the

Seller Owned Real Property (or any other real property now or formerly owned or operated in connection with the Business) in connection with the Business or the Acquired Assets prior to the Closing Date; and
(t)    Any other Liability that is not an Assumed Liability.
“FICA” means the Federal Insurance Contributions Act, as amended.
“Financials” is defined in Section 3.6.1.
“Final Working Capital” means the calculation of Working Capital as of the Adjustment Time reflected on the Closing Balance Sheet and Closing Working Capital Statement and finally determined in accordance with Sections 2.5.1 and 2.5.3.
“Former Business Service Provider” means each individual who was formerly a part-time or full-time employee, officer, director or independent contractor of the Sellers or one of their Affiliates and who was employed or engaged in connection with, or performed services for the benefit of, the Business.
“Fraud” means any intentional misrepresentation of a material fact in the representations or warranties contained in Section 3 or Section 4 of this Agreement with the intention of depriving a Person of property or legal rights or otherwise causing injury.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Authority” means any United States federal, state or local or any foreign government, or political subdivision thereof, or any multinational organization or authority or any authority, agency or commission entitled to exercise any administrative, executive, judicial, legislative, police, regulatory or taxing authority or power, any court or tribunal (or any department, bureau or division thereof), or any mediator, arbitrator or arbitral body.
“Government Contract” means, individually or collectively as the context may require, (a) Contracts, including delivery orders, task orders, purchase orders and notices-to-proceed between the Sellers and any Governmental Authority and (b) Government Subcontracts.
“Government Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award entered by or with any Governmental Authority.
“Government Subcontract” means a Contract between the Sellers and a Prime Contractor that is providing goods or services to a Governmental Authority, pursuant to a Contract with such Governmental Authority, regarding such goods or services (or a portion thereof).
“Guarantee” means, with respect to any Person, (a) any guarantee of the payment or performance of, or any contingent obligation in respect of, any Debt or other Liability of any other Person, (b) any other arrangement whereby credit is extended to any obligor (other than such Person) on the basis of any promise or undertaking of such Person (1) to pay the Debt or other Liability of such obligor, (2) to purchase any obligation owed by such obligor, (3) to purchase or lease assets under circumstances that are designed to enable such obligor to discharge one or more of its obligations or (4) to maintain the capital, working capital, solvency or general financial condition of such obligor and (c) any Liability as a general partner of a partnership or as a #PageNum#enture in a joint venture in respect of Debt or other obligations of such partnership or venture.
“Hazardous Substance” means any hazardous or toxic materials, substances or wastes (including toxic mold), chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts or any fraction thereof, asbestos, polychlorinated biphenyls, noise or radiation.
“Inbound License” means any Contract, covenant not to sue, settlement, forbearance or other Contract pursuant to which either or both of the Sellers are authorized or otherwise permitted to access or exploit any other Person’s Intellectual Property in connection with the Business, including any software license, right to access or use data, Patent license, trademark license, or any Contract pursuant to which either or both of the Sellers obtain a right to access or exploit a Person’s Intellectual Property in connection with the Business in the form of services, such as a software as a service Contract or a cloud services Contract.
“Indemnity Claim” means a claim for indemnity under Section 6.1 or 6.2, as the case may be.
“Indemnity Deductible” is defined in Section 6.1.2.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Indemnified Party” means, with respect to any Indemnity Claim, the party asserting such claim under Section 6.1 or 6.2, as the case may be.
“Indemnifying Party” means, with respect to any Indemnity Claims, the Buyer Indemnified Person or the Seller Indemnified Person under Section 6.1 or 6.2, as the case may be, against whom such claim is asserted.
“Insurance Policies” is defined in Section 3.15.
“Intellectual Property” means all proprietary rights of every kind and nature however denominated in any jurisdiction throughout the world, whether registered or unregistered, with respect to the Business, including: (a) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all Patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, substitutions and reexaminations thereof; (b) all trademarks, service marks, trade dress, logos, slogans, trade names, corporate names, Internet domain names, and rights in telephone numbers, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications (including intent to use applications), registrations, and renewals in connection therewith; (c) all copyrightable works, all copyrights, including moral rights and industrial designs, and all applications, registrations, and renewals in connection therewith; (d) all mask works and all applications, registrations, and renewals in connection therewith; I all Trade Secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, technology, designs, drawings, specifications, customer and supplier lists and data, pricing and cost information, financial information, human resources data, and business and marketing plans and proposals); (f) all Software; (g) all material advertising and promotional materials; (h) rights of privacy or publicity; (i) all domain names and rights thereto; (j) all other proprietary rights and intellectual property rights now known or hereafter recognized; and (k) all copies and tangible embodiments thereof (in whatever form or medium).
“Intellectual Property Rights” means all rights (anywhere in the world, whether statutory, common law or otherwise) with respect to Intellectual Property, including any rights to pursue, recover or retain damages, costs or attorneys’ fees for past, present and future infringement or misappropriation of any Intellectual Property.
“Interim Financials” is defined in Section 3.6.1(b).
“Inventory” is defined in Section 3.23.
“IP Assignments” is defined in Section 2.4.3.
“IP Licenses” means, collectively, all Inbound Licenses and all Outbound Licenses.
“IT Systems” means the Software, hardware, firmware, networks, platforms, servers, interfaces, applications, websites, related information technology systems, and service agreements and service arrangements relating to any of the foregoing used by the Sellers primarily to operate the Business.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“ITAR” is defined in Section 3.5.3.
“Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority.
“Leased Real Property” means any real property that the Sellers use or occupy or have the right to use or occupy, now or in the future, pursuant to any Real Property Lease.
“Liabilities” means liabilities, obligations or commitments of any nature whatsoever, asserted or unasserted, known or unknown, absolute or contingent, accrued or unaccrued, matured or unmatured or otherwise.
“License Agreement” means a license agreement, by and among the Sellers and the Buyer, in substantially the form attached to this Agreement as Exhibit E.
“Losses” is defined in Section 6.1.1.
“Lower Working Capital Target” means $4,180,000.
“Material Adverse Effect” means any event, occurrence, fact, condition or change that is, or would reasonably be expected to be, materially adverse to the assets, Liabilities, financial condition or results of operations of the Business, not including any event, occurrence, fact, condition or change, to the extent arising out of or attributable to: (a) a deterioration in the economy in general in any state or locality in which the Sellers conduct business, so long as any such deterioration does not have a disproportionate impact on the Business, (b) United States or global financial or securities markets or conditions or any act(s) of terrorism, similar calamity or war, so long as such market, condition or act does not have a disproportionate impact on the Business, (c) changes in applicable Laws or GAAP, so long as any such change does not have a disproportionate impact on the Business, (d) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof, (e) the execution and delivery of this Agreement or the announcement of the identity of the Buyer, including losses or threatened losses of employees, customers, suppliers, distributors or others having relationships with the Sellers and the Business, (f) any action taken by the Sellers with the Buyer’s written consent or the taking of any action expressly required by this Agreement or (g) any failure by the Business to meet any internal or published projections, forecasts or revenue or earnings predictions (provided that the underlying causes of such failures (subject to the other provisions of this definition) shall not be excluded); but only to the extent that such event, occurrence, fact, condition or change set forth in subsections (a) through (d) above do not have a disproportionate effect on the Business as compared to other industry participants.
“Material Contract” as defined in Section 3.19.1.
“Material Customer” means the top 10 customers of the Business, taken as a whole, by revenue for the fiscal years ended December 31, 2015 and December 31, 2016.
“Material Supplier” means the top 10 suppliers to the Business, taken as a whole, by expense for the fiscal years ended December 31, 2015 and December 31, 2016.

Confidential and Proprietary

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“Most Recent Balance Sheet” is defined in Section 3.6.1.
“Most Recent Balance Sheet Date” is defined in Section 3.6.1.
“Nonassigned Asset” is defined in Section 2.6.2.
“Offer Employees” is defined in Section 5.6.1.
“Open Source Materials” means any material (a) that contains, or is derived in any manner (in whole or in part) from, any software or other material that is distributed as free, open source (e.g., a license now or in the future approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, which licenses include all versions of the GNU GPL, the GNU LGPL, the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License, the Academic Free License, the BSD license and the Apache License), or pursuant to similar licensing and distribution models (as presently conducted and as proposed to be conducted) and (b) that requires as a condition of use, modification, hosting, or distribution of such software, or of other software used or developed with, incorporating, incorporated into, derived from, or distributed with such software, that such software or other software: (1) be disclosed or distributed in source code form; (2) be licensed for the purpose of making derivative works; (3) be redistributed, hosted or otherwise made available at no or minimal charge; or (4) be licensed, sold or otherwise made available on terms that (A) limit in any manner the ability to charge license fees or otherwise seek compensation in connection with marketing, licensing or distribution of such software or other software or (B) grant the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of such software or other software.
“Ordinary Course of Business” means an action taken by the Sellers in the ordinary course of conducting the Business which is consistent with the past customs and practices of the Sellers (including past practice with respect to quantity, amount, magnitude and frequency and standard employment policies and past practices with respect to management of cash and working capital) which is taken in the ordinary course of the normal day-to-day operations.
“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws, voting agreements and similar documents, instruments or agreements relating to the organization or governance of such Person, in each case, as amended or supplemented.
“Outbound License” means any Contract, covenant not to sue, settlement, or forbearance pursuant to which any Person has rights to access or exploit any Owned IP or either or both of the Sellers authorize or otherwise permit any other Person to access or exploit the Seller IP, including, in either case, any software license, right to access or use data, patent license, trademark license, or any Contract pursuant to which a Person obtains a right to access or exploit any such Intellectual Property in the form of services, such as a software as a service Contract or a cloud services Contract.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Owned IP” means all Seller IP other than Intellectual Property exploited by the Business pursuant to an Inbound License.
“Patents” means, in each case to the extent currently exploited by the Business, all (a) patents and patent applications; (b) patents and patent applications to which any of such patents or patent applications directly or indirectly claims, or forms the basis for, priority anywhere in the world; (c) all reissues, reexaminations, extensions, continuations, continuations in part, continuing prosecution applications and divisions of any of the items described in clause (a) or (b) of this definition; (d) all foreign counterparts to any of the items described in clause (a), (b) or (c) of this definition, including utility models, inventors’ certificates, industrial design protection and any other form of grant or issuance by any Governmental Authority; and I all patents that issue from any of the items described in (a) (b), (c), or (d) of this definition.
“Permits” means all permits, licenses, franchises, approvals, authorizations and consents required to be obtained from Governmental Authorities.
“Permitted Encumbrance” means (a) zoning, entitlement, building and other land use regulations imposed by governmental agencies having jurisdiction over any Leased Real Property which are not violated by the current use and operation of the Leased Real Property, (b) (b) covenants, conditions, restrictions, easements, encumbrances and other similar matters of record affecting title to but not adversely affecting current occupancy or use of the Leased Real Property, (c) restrictions on the transfer of securities arising under federal and state securities laws or other applicable Law, (d) liens for current Taxes not yet due and payable or (e) mechanics', carriers', workmen's, repairmen's or other like liens arising or incurred in the ordinary course of business consistent with past practice in amounts that are not delinquent and which are not, individually or in the aggregate, material to the Business or the Acquired Assets.
“Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, Governmental Authority, Union or other entity of any kind.
“Personally Identifiable Information” means any information that specifically identifies any employee, contractor, or any other Person, whether currently alive or deceased, who has provided information to the Sellers, including (a) any personally-identifiable information or any information that could be associated with such individual, such as addresses, telephone numbers, health information, drivers’ license numbers, and government issued identification numbers; and (b) any nonpublic personally identifiable financial information, such as information relating to a relationship between an individual person and a financial institution, or related to a financial transaction by such individual person with a financial institution.
“Prime Contractor” means any Person (other than the Sellers) that is a party to any Government Subcontract.
“Products” means each product sold or delivered, and each service provided, by the Sellers primarily in connection with the Business, including but not limited to the products listed on Exhibit C attached hereto.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Purchase Price” is defined in Section 2.2.
“Real Property Lease” means any Contract pursuant to which the Sellers use or occupy or have the right to use or occupy, now or in the future, any real property used in the Business.
“Registered IP” means any Owned IP that is the subject of an application or registration with any Governmental Authority, including any domain name registration and any application or registration for any Patent, copyright, mask work or trademark.
“Representative” means, with respect to any Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.
“Restricted Period” is defined in Section 5.5.1.
“Retained Assets” means the following assets, properties and rights:
(a)    All Equity Interests of the Sellers and their Subsidiaries;
(b)    All rights of the Sellers under this Agreement and any Ancillary Agreement;
(c)    All assets listed on Annex I hereto;
(d)    All assets, properties and rights used by the Sellers solely in their businesses other than the Business, including the Sellers’ businesses described in the proviso to the definition of “Business” above;
(e)    Sponsorship of all Seller Plans and Employee Benefit Plans and all rights in, under and with respect to the assets, insurance policies, funding arrangements and contracts embodying or relating to all Seller Plans and Employee Benefit Plans;
(f)    All rights in and under Permits and insurance policies which are not transferrable to the Buyer;
(g)    All contracts with respect to any right of any Person to acquire any capital stock or other direct or indirect ownership interest in the Sellers;
(h)    All corporate seals, minute books, charter documents, corporate stock record books, registers of other securities, original Tax Returns and copies of original financial records (the originals of which will be delivered to the Buyer as part of the Acquired Assets to the extent solely related to the Acquired Assets) of the Sellers, and such other books and records as pertain only to the organization, existence, share capitalization or debt financing of the Sellers;
(i)    All insurance policies of the Sellers and all rights to applicable claims and proceeds thereunder;

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

(j)    All Tax refunds, credits and other Tax assets relating to the Acquired Assets or the Business that are attributable to a taxable period (or portion thereof) ending on or before the Closing Date; and
(k)    All cash, cash equivalents, money market funds and mutual funds in the Sellers’ bank and other depository accounts, including all interest and dividends receivable with respect thereto.
“Sellers” is defined in the Preamble.
“Seller Fundamental Representations” means the representations and warranties of the Sellers contained in Sections 3.1 (Organization), 3.2 (Power and Authorization), 3.10 (Title to and Condition of Assets), 3.20 (Tax Matters) and 3.25 (No Brokers).
“Seller Indemnified Person” is defined in Section 6.2.1.
“Seller IP” means all Intellectual Property and Intellectual Property Rights (i) that are owned or purported to be owned by the Sellers and (ii) that have been developed for, or used in, held for use in or related to, or that may be used in, held for use in, related or useful to the operation of, in each case, the Business or the Products.
“Seller Owned Real Property” is defined in Section 3.11.1.
“Seller Plan” means any retirement, pension, profit sharing, deferred compensation, stock bonus, savings, bonus, incentive, cafeteria, medical, dental, vision, hospitalization, life insurance, accidental death and dismemberment, medical expense reimbursement, dependent care assistance, tuition reimbursement, disability, sick pay, holiday, vacation, retention, severance, change of control, Tax reimbursement or gross-up, stock purchase, stock option, restricted stock, phantom stock, stock appreciation rights, fringe benefit or other employee benefit plan, fund, policy, program, agreement, contract, or payroll practice of any kind (including any “employee benefit plan,” as defined in Section 3(3) of ERISA, whether or not subject to ERISA), including any related trusts, insurance policies or other funding mechanisms, or any employment, consulting, independent contractor or personal services contract, in each case, whether written or oral, qualified or nonqualified, funded or unfunded, or domestic or foreign, that the Sellers or any of their Affiliates sponsors, maintains, contributes to or is obligated to contribute to, or under which the Sellers or any of their Affiliates has or may have any Liability, in each case, other than any Employee Benefit Plan.
“Seller Process Technology” is defined in Section 3.5.2.
“Sellers’ Knowledge” means the actual knowledge, after reasonable investigation, of each of My Chung, Dale Messick, Scott Graeff, Rick Bylsma, Mike Bertan, Robert Sachs, Kim Keenan and Charu Gulati.
“Software” means computer software and databases, including any and all software implementations of algorithms, models and methodologies, together with object code, source code, firmware and embedded versions thereof, databases and compilations, including any and all data

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

and collections of data, whether machine readable or otherwise, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons, and documentation related thereto, in each case, as used in the Business.
“Standard Product Terms” is defined in Section 3.12.
“Sublease” means a sublease agreement, by and among Picometrix and the Buyer, in substantially the form attached to this Agreement as Exhibit F.
“Subsidiary” means, with respect to any specified Person, any other Person of which such specified Person will, at the time, directly or indirectly through one or more Subsidiaries, (a) own at least 50% of the outstanding capital stock (or other shares of beneficial interest) entitled to vote generally, (b) hold at least 50% of the partnership, limited liability company, joint venture or similar interests or (c) be a general partner, managing member or joint venture.
“Tax” or “Taxes” means any and all federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property, sales, use, transfer, registration, escheat or unclaimed property obligation, value added, alternative or add-on minimum, estimated, or other tax of any kind or any charge of similar nature of taxes whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.
“Tax Return” means any return, declaration, document, report, claim for refund or information return or statement relating to Taxes, including any schedule, supporting statement or attachment thereto, and including any amendment thereof.
“Third Party Claim” is defined in Section 6.4.1.
“Trade Secrets” means information and materials relating to the Business not generally known to the public, including trade secrets and other confidential or proprietary information.
“Transaction Expenses” is defined in Section 5.1.
“Transfer Taxes” is defined in Section 7.2.
“Transferred Contracts” is defined in the definition of “Acquired Assets”.
“Transferred Leases” is defined in the definition of “Acquired Assets”.
“Transferred Permits” is defined in the definition of “Acquired Assets”.
“Transferring Employees” is defined in Section 5.6.1.
“Transition Services Agreement” means that certain Transition Services Agreement to be entered into among the Buyer and the Sellers at the Closing.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

“Treasury Regulations” means the temporary or final regulations promulgated under the Code.
“Unaudited Financials” is defined in Section 3.6.1.
“Union” means any union, labor organization or other employee representative body.
“Upper Working Capital Target” means $4,620,000.
“USML” is defined in Section 3.5.3.
“Working Capital” means (i) the current assets of the Sellers included in the Acquired Assets (consisting solely of the line item accounts specified on Annex II) less (ii) the current liabilities of the Sellers (consisting solely of the line item accounts specified on Annex II), in each case, as determined in accordance with the Accounting Principles and excluding any Tax assets and liabilities.

Confidential and Proprietary

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE COPY FILED HEREWITH OMITS THE INFORMATION SUBJECT TO A CONFIDENTIALITY REQUEST. OMISSIONS ARE DESIGNATED [***]. A COMPLETE VERSION OF THIS EXHIBIT HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.